SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant     ☒

Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

MANATRON, INC.
(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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510 East Milham Avenue
Portage, Michigan 49002

August 29, 2003

To Our Shareholders:

          You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Manatron, Inc. The meeting will be held at the Radisson Plaza Hotel, in Kalamazoo, Michigan, on Thursday, October 9, 2003, at 10:00 a.m., local time.

          On the following pages, you will find the Notice of Annual Meeting of Shareholders and the Proxy Statement. The Proxy Statement and enclosed proxy card are being furnished to shareholders on or about August 29, 2003. A report on Manatron's activities and its outlook for the future also will be presented at the meeting.

          It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return as soon as possible the enclosed proxy card. Sending a proxy will not affect your right to vote in person if you attend the meeting. However, if you hold your stock in a broker or bank "street" account and wish to vote your shares in person at the meeting, you must obtain the appropriate documentation from your broker or bank custodian and bring it with you to the meeting.

Respectfully,

Portage, Michigan August 29, 2003	Randall L. Peat Chairman of the Board of Directors

Your Vote is Important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

510 East Milham Avenue
Portage, Michigan 49002

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

          The Annual Meeting of Shareholders of Manatron, Inc., will be held at the Radisson Plaza Hotel, in Kalamazoo, Michigan, on Thursday, October 9, 2003, at 10:00 a.m., local time, for the following purposes:

          (i)     To elect three directors to serve three-year terms expiring in 2006;

          (ii)     To approve the Employee Stock Purchase Plan of 2003;

          (iii)     To approve the Stock Option and Restricted Stock Plan of 2003; and

          (iv)     To transact any other business that may properly come before the meeting.

          Only shareholders of record as of the close of business on August 15, 2003, are entitled to notice of and to vote at the Annual Meeting.

          A copy of the Annual Report to Shareholders for the fiscal year ended April 30, 2003, is enclosed with this Notice. The following Proxy Statement and enclosed proxy card are being furnished to shareholders on or about August 29, 2003.

BY ORDER OF THE BOARD OF DIRECTORS

Portage, Michigan August 29, 2003	Jane M. Rix Secretary

Your Vote is Important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

MANATRON, INC.

510 East Milham Avenue
Portage, Michigan 49002

ANNUAL MEETING OF SHAREHOLDERS

August 29, 2003

PROXY STATEMENT

          This Proxy Statement and the enclosed proxy card are being furnished to shareholders of common stock of Manatron, Inc. (the "Company") on or about August 29, 2003, in connection with the solicitation of proxies by the Board of Directors to be voted at the 2003 Annual Meeting of Shareholders which will be held on Thursday, October 9, 2003, at 10:00 a.m., local time, and at any adjournment of that meeting. The Annual Meeting will be held at the Radisson Plaza Hotel, in Kalamazoo, Michigan.

          The purpose of this Annual Meeting is to consider and vote upon: (i) the election of three directors to serve three-year terms expiring in 2006; (ii) the approval of the Employee Stock Purchase Plan of 2003; (iii) the approval of the Stock Option and Restricted Stock Plan of 2003; and (iv) the transaction of any other business that may properly come before the meeting. Proxies in the accompanying form, if properly executed, duly returned to the Company and not revoked, will be voted at the Annual Meeting. If a shareholder specifies a choice, the shares represented by proxy will be voted as specified. If no choice is specified, the shares represented by proxy will be voted for the election of all nominees named in this Proxy Statement, for approval of the Employee Stock Purchase Plan of 2003, for approval of the Stock Option and Restricted Stock Plan of 2003 and in accordance with the discretion of the persons named as proxies on any other matters that may come before the meeting or any adjournment of the meeting. For purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, all shares for which a proxy or vote is received, including abstentions and shares represented by a broker vote on any matter, will be counted as present and represented at the meeting.

          Any shareholder executing and returning the enclosed proxy card may revoke it at any time before it is exercised by delivering a written notice of revocation to the Secretary of the Company at the address set forth above or by attending and voting at the Annual Meeting.

          The Company does not know of any matter to be presented for consideration at the Annual Meeting other than that stated in the Notice of Annual Meeting of Shareholders. If any other matter should properly come before the meeting, the persons named in the proxy will have discretionary authority to vote in accordance with their judgment.

VOTING SECURITIES

          Holders of record of the Company's common stock, no par value ("Common Stock"), at the close of business on August 15, 2003, are entitled to notice of and to vote at the Annual Meeting of Shareholders and at any adjournment of the meeting. As of August 15, 2003, 4,210,283 shares of the Company's Common Stock were issued and outstanding. Shareholders are entitled to one vote on each matter presented for shareholder action for each share of Common Stock registered in their names at the close of business on the record date. Shares cannot be voted unless the shareholder is present at the Annual Meeting or represented by proxy.

ELECTION OF DIRECTORS

          The Board of Directors proposes that Richard J. Holloman, Harry C. Vorys and W. Scott Baker, all incumbent directors, be elected to serve three-year terms expiring in 2006.

          This Proxy Statement contains more information about the director nominees. The nominees presently are directors of the Company whose terms will expire at the 2003 Annual Meeting of Shareholders. Unless otherwise directed by a shareholder's proxy, the persons named as proxies intend to vote for the nominees identified above. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. If any nominee is unable to serve or is otherwise unavailable for election, which is not now anticipated, the Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the election of the substitute nominee designated by the Board of Directors. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

          A plurality of the shares present in person or represented by proxy and voting on the election of directors is required to elect directors. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as shares voted on the election, and the number of shares for which a plurality is required will be reduced by the number of shares not voted.

Your Board of Directors Recommends That You
Vote FOR the Election of All Nominees as Directors

APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN OF 2003

General

          On March 20, 2003, the Board of Directors adopted, subject to shareholder approval, the Employee Stock Purchase Plan of 2003 (the "Purchase Plan") to be effective as of April 1, 2003. The Board of Directors firmly believes that the Company's interests are best advanced by securing for the Company and its shareholders the benefits of the incentive inherent in the ownership of the Company's Common Stock by Company employees. The Purchase Plan is intended to supplement and continue forward the Company's Employee Stock Purchase Plan of 1998 (the "1998 Purchase Plan"), which expired by its terms on March 31, 2003. The Purchase Plan is substantially similar to the 1998 Purchase Plan. The Board of Directors believes that the adoption and implementation of the Purchase Plan is in the best interests of the Company and its shareholders and desires to make additional shares available for purchase by employees.

          A maximum of 75,000 shares of Common Stock (subject to certain antidilution adjustments) would be available for purchase under the Purchase Plan. Shares to be issued under the Purchase Plan are expected to be authorized but unissued shares but also could be shares that were once issued and then later reacquired by the Company. Shares will be available for purchase under the Purchase Plan on the last working day of each calendar quarter (the "Stock Purchase Date").

          The Purchase Plan is intended to comply with the provisions of Section  423 of the Internal Revenue Code of 1986, as amended (the "Code") and the Purchase Plan would be administered, interpreted and construed in accordance with such provisions. The Purchase Plan would not be qualified under Section 401(a) of the Code and would not be subject to the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company has registered shares authorized by the Purchase Plan under the Securities Act of 1933, as amended.

          The following is a summary of the principal features of the Purchase Plan. The summary is qualified in its entirety by reference to the terms of the Purchase Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Participants in the Purchase Plan

          Except as otherwise provided in the Purchase Plan, all present and future employees of the Company or its subsidiary would be eligible to participate in the Purchase Plan during their time of employment unless any of the following apply: (i) the individual is employed less than 20 hours per week or is employed less than five months in any calendar year; or (ii) immediately after purchasing under the Purchase Plan, the individual would own 5% or more of the total combined voting power or value of all classes of the Company's or its subsidiary's stock. In determining stock ownership, the rules of Section 423(b)(3) and 424(d) of the Code would apply. Currently, there are approximately 350 employees eligible to participate in the Purchase Plan.

          No employee would acquire the right to purchase shares of Common Stock that would permit that employee to purchase shares under all of the Company's employee stock purchase plans at a rate exceeding $25,000 of the fair market value of the Common Stock (determined at the time the right is granted) in any calendar year and in no event could purchase rights accrue at a rate that exceeds the limits of Section 423(b)(8) of the Code.

          Officers and key employees of the Company may be deemed to have an interest in the Purchase Plan because they may be eligible to participate in the Purchase Plan. Directors who are not employees of the Company would not be eligible to participate.

          The following table sets forth the benefits received with respect to the Purchase Plan through the date of this Proxy Statement by the listed individuals and groups. It does not set forth any grants made under the 1998 Purchase Plan. Furthermore, it does not set forth benefits that may be granted in the future under the Purchase Plan because they are not determinable at this time.

New Plan Benefits

Employee Stock Purchase Plan of 2003

Name and Position	Dollar Value($)(1)	Number of Shares

Paul R. Sylvester President and Chief Executive Officer	$185	154

Randall L. Peat Chairman of the Board	--	--

G. William McKinzie Chief Operating Officer	--	--

Earl L. Stephens Chief Technology Officer	--	--

J. Wayne Moore President of Manatron ProVal Corporation	--	--

Executive Group	$185	154
Non-Executive Director Group	--	--
Non-Executive Officer Employee Group (2)	$2,430	2,025

__________________________________

(1)	Consists of 15% of the market value of the Common Stock purchased under the Purchase Plan on the date of purchase (shares were purchased at 85% of the market value on the date of purchase).

(2)	The Non-Executive Officer Employee Group consists of all employees as a group, including current officers who are not executive officers.

Administration of the Purchase Plan

          The Purchase Plan would be administered by the Stock Option Committee of the Board of Directors. Subject to the express provisions of the Purchase Plan and based on recommendations of the Chief Executive Officer, the Stock Option Committee would have authority to interpret the Purchase Plan, to prescribe, amend and rescind rules and regulations relating to it, to waive Purchase Plan requirements in whole or in part and on a general or case-by-case basis and to make all other determinations necessary or advisable in administering the Purchase Plan. All determinations under the Purchase Plan would be final and binding upon all persons unless otherwise determined by the Board of Directors.

Participation in the Purchase Plan

          The Purchase Plan would enable eligible employees of the Company or its subsidiary to purchase from the Company shares of Common Stock through payroll deductions. Each eligible employee could participate in the Purchase Plan by filing (as specified in the Purchase Plan) an Election Form (as defined in the Purchase Plan) authorizing specified regular payroll deductions from the eligible employee's periodic base compensation. Regular payroll deductions would be subject to a minimum deduction of $5 per pay period and a maximum deduction of 10% of base compensation (not including incentive pay, bonuses, etc.). Payroll deductions would be credited to a participant's Payroll Deduction Account (as defined in the Purchase Plan). A participant could change the amount of his or her payroll deduction amount up to two times per 12-month period, as specified in the Purchase Plan. The Company could, in lieu of payroll deductions, approve equivalent direct payments by a participant for deposit in his or her Payroll Deduction Account. All funds in Payroll Deduction Accounts could be used by the Company for any corporate purpose.

          As of the last working day of each calendar quarter, amounts in a participant's Payroll Deduction Account would be used to purchase the number of whole shares of Common Stock that the funds in his or her Payroll Deduction Account could purchase. All shares purchased for a participant from the funds held in the participant's Payroll Deduction Account would be maintained in a separate Investment Sharebuilder Account (as defined in the Purchase Plan).

          Unless the participant directs otherwise, the Stock Option Committee would determine whether to distribute cash dividends paid on shares held in a participant's Investment Sharebuilder Account directly to the participant or into the participant's Payroll Deduction Account. Non-cash dividends paid with respect to shares held in a participant's Investment Sharebuilder Account would be added to the participant's Investment Sharebuilder Account. The Company would notify participants at least annually as to the amounts and status of their Payroll Deduction Accounts and Investment Sharebuilder Accounts. Participants could withdraw shares from their Investment Sharebuilder Accounts at regular intervals established by the Stock Option Committee, which would be at least once per year, by providing the written notice specified in the Purchase Plan. The Company would not sell shares held in an Investment Sharebuilder Account on behalf of a participant.

Purchase Price

          The purchase price for each share of Common Stock would be 85% (or such higher percentage as the Stock Option Committee determines) of the closing price reported on the NASDAQ SmallCap Market (or such other quotation system or stock exchange on which the Company's Common Stock is traded) on the Stock Purchase Date or the most recent trading date if the Stock Purchase Date is not a trading date. On August 15, 2003, the closing price of Common Stock on the NASDAQ SmallCap Market was $7.15.

Withdrawal or Ineligibility

          A participant could withdraw the balance accumulated in his or her Payroll Deduction Account and cease to be a participant in the Purchase Plan by delivering written notice to the Company at least 15 working days before a pay date (or such other time as the Stock Option Committee sets). When a participant terminates his or her participation in the Purchase Plan: (i) amounts in the participant's Payroll Deduction Account would be promptly refunded; and (ii) upon the participant's written request, the Company would provide the participant with a certificate for the whole number of shares credited to his or her Investment Sharebuilder Account. A participant could not re-enroll in the Purchase Plan for six months after terminating participation.

          If a participant is no longer eligible to participate in the Purchase Plan, no further payroll deductions would be made on the employee's behalf, the accumulated balance in his or her Payroll Deduction Account would be refunded and a certificate for the full shares of Common Stock credited to the participant's Investment Sharebuilder Account would be promptly forwarded to the participant.

Termination of Employment

          If a participant dies, retires (see the definition of Retirement in the Purchase Plan) or incurs a Permanent Disability (as defined in the Purchase Plan) during a plan quarter, no further contributions on behalf of the participant could be made. Unless the participant or executor or administrator of the deceased participant's estate elects to withdraw the balance in the participant's Payroll Deduction Account in accordance with the terms of the Purchase Plan, the balance accumulated in the participant's Payroll Deduction Account would be used to purchase whole shares of Common Stock in accordance with the provisions of the Purchase Plan. A statement of the number of whole shares in a participant's Investment Sharebuilder Account would be delivered upon request to the participant or the deceased participant's executor or administrator. Any remaining amounts in the participant's Payroll Deduction Account after the last Stock Purchase Date would be returned to the participant or the deceased participant's executor or administrator or such other person designated on the Election Form.

Transfer and Assignment

          Rights under the Purchase Plan would not be transferable by a participant other than by will or the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant. Any attempted assignment or transfer in violation of the Purchase Plan is null and void.

Tax Withholding

          The Company could make such provisions as it deems appropriate for withholding any taxes or paying any taxes that it may be required to withhold or pay in connection with a participant's participation in the Purchase Plan.

Amendment and Termination of the Plan

          The Board of Directors or the Stock Option Committee could amend or suspend the operation of the Purchase Plan in any respect, except that, without the approval of the shareholders, no such amendment could cause the Purchase Plan to fail to meet the requirements of Section 423 of the Code. Any amendment requiring shareholder approval under the Code would not be effective until such approval is obtained. The Plan would terminate at the earlier of: (i) the date when all shares available under the Plan have been purchased; (ii) March 31, 2008; or (iii) at any time, at the discretion of the Stock Option Committee or the Board of Directors.

Federal Income Tax Consequences

          The Purchase Plan, and the right of eligible employees to make purchases under the Purchase Plan, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under current federal income tax rules, there would be no tax to employees at the time stock is purchased under the Purchase Plan. If a participant sells or otherwise disposes of shares more than two years after the Stock Purchase Date, he or she would recognize ordinary income in the year of sale or disposition equal to the lesser of: (i) the excess of the fair market value on the Stock Purchase Date over the participant's purchase price; or (ii) the excess of the fair market value on the date of the sale or disposition over the participant's purchase price. Any additional gain or loss would be capital gain or loss. If shares are held less than two years after purchase, the excess of the fair market value of the shares on the Stock Purchase Date over the participant's purchase price would be taxed as ordinary income and any additional gain or loss would be capital gain or loss.

          If a participant owns stock purchased under the Purchase Plan at death, his or her estate would recognize ordinary income in the year of death equal to the lesser of: (i) the excess of the fair market value on the Stock Purchase Date over the participant's purchase price; or (ii) the excess of the fair market value on the date of death over the participant's purchase price.

          The Company would be entitled to a deduction for amounts taxed as ordinary income to the participant upon a sale or disposition of shares before the expiration of the two-year holding period noted above.

Vote Required

          The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on this proposal is required to approve the Purchase Plan. For purposes of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as shares voted on the proposal, and the number of shares for which a majority is required will be reduced by the number of shares not voted.

Your Board of Directors Recommends That You
Vote FOR Approval of The Employee Stock Purchase Plan of 2003

APPROVAL OF Stock Option and Restricted Stock Plan of 2003

General

          The Board of Directors believes that the Company's long-term interests would be advanced by aligning the interests of its directors and certain officers and other key employees with the interests of its shareholders. Therefore, to attract, retain and motivate directors, officers and key employees of exceptional abilities, and to recognize the significant contributions these individuals have made to the long-term performance and growth of the Company and its subsidiary, on December 12, 2002, the Board of Directors adopted and approved, subject to shareholder approval, the Manatron, Inc. Stock Option and Restricted Stock Plan of 2003 (the "Incentive Plan"). The Incentive Plan is intended to supplement and continue the compensation policies and practices of the Company's other stock incentive plans, which the Company has used for several years. Because there are a limited number of shares available for issuance under previously authorized stock incentive plans, the Board of Directors believes that approval of the Incentive Plan is now advisable to make additional shares available for stock options and other awards.

          The Company intends to use the Incentive Plan to grant equity-based incentives to eligible participants. Most of the options granted under the previously authorized stock incentive plans have been incentive stock options within the meaning of the Code, with an exercise price equal to the market price of the stock on the date of the grant. The Incentive Plan would continue to authorize the grant of these incentive stock options. However, the proposed Incentive Plan also would permit the grant of other forms of long-term incentive compensation, if determined to be desirable to advance the purposes of the Incentive Plan. These other forms of long-term incentive compensation include non-qualified stock options, restricted stock and stock awards (together with incentive stock options, collectively referred to as "Incentive Awards"). By combining in a single plan many types of incentives commonly used in long-term incentive compensation programs, the Incentive Plan is intended to provide the Company with flexibility in designing specific long-term incentives to best promote the objectives of the Incentive Plan and in turn promote the interests of our shareholders.

          The following is a summary of the principal features of the Incentive Plan. The summary is qualified in its entirety by reference to the terms of the Incentive Plan, a copy of which is attached as Appendix B to this Proxy Statement.

Eligible Participants

          The Company anticipates that the primary persons who will receive Incentive Awards under the Incentive Plan will be directors of the Company (eight persons immediately after the Annual Meeting) and officers (currently seven persons, two of whom are directors) and other key employees (who could include any and all employees of the Company) of the Company and its subsidiary. Additional individuals may become directors, officers or key employees in the future and could participate in the Incentive Plan. Directors, nominees for director, officers and key employees of the Company and its subsidiary may be considered to have an interest in the Incentive Plan either because they have already received or may in the future receive Incentive Awards under it.

          The following table sets forth the benefits received with respect to option and restricted stock grants under the Incentive Plan through the date of this Proxy Statement by the listed individuals and groups. It does not set forth any grants made under the Company's previously authorized stock incentive plans. Furthermore, it does not set forth options or other Incentive Awards that may be granted in the future under the Incentive Plan, because they are not determinable at this time.

New Plan Benefits

Stock Option and Restricted Stock Plan of 2003

Name and Position	Dollar Value ($)(1)	Number of Shares

Paul R. Sylvester President and Chief Executive Officer	$--	--

Randall L. Peat Chairman of the Board	--	--

G. William McKinzie Chief Operating Officer	--	--

Earl L. Stephens Chief Technology Officer	--	--

J. Wayne Moore President of Manatron ProVal Corporation	--	--

Executive Group	$326,250	45,000
Non-Executive Director Group	$24,420	6,000
Non-Executive Officer Employee Group(2)	$36,250	5,000

__________________________________

(1)

The Dollar Value is derived by multiplying the closing stock price on the respective grant dates by the total number of shares granted. Specifically, the Dollar Value reported for the Non-Executive Director Group is based on the closing stock price on October 10, 2002, or $4.07, and the Dollar Value reported for the Non-Executive Officer Employee Group is based on the closing stock price on August 1, 2003, or $7.25.

(2)	The Non-Executive Officer Employee Group consists of all employees as a group, including current officers who are not executive officers.

          The Incentive Plan would not be qualified under Section 401(a) of the Code and would not be subject to the ERISA.

Authorized Shares

          Subject to certain anti-dilution and other adjustments, 200,000 shares of Common Stock would be available for issuance under the Incentive Plan. Not more than 50% of the total number of shares available for awards under the Incentive Plan could be granted as restricted stock and stock awards, combined. On August 15, 2003, the closing price of Common Stock on the NASDAQ SmallCap Market was $7.15 per share. No participant would be entitled to receive, during any calendar year, Incentive Awards issued under the Incentive Plan with respect to more than 75,000 shares of Common Stock. The Company has registered shares of Common Stock authorized by the Incentive Plan under the Securities Act of 1933.

Administration of the Incentive Plan

          The Incentive Plan would be administered by the Stock Option Committee. The Stock Option Committee would determine, subject to the terms of the Incentive Plan, the persons to receive Incentive Awards, the nature and amount of Incentive Awards to be granted to each person (subject to the limits specified in the Incentive Plan), the time of each grant, the terms relating to and the duration of each grant and all other determinations necessary or advisable for administration of the Incentive Plan. The Stock Option Committee could amend the terms of Incentive Awards granted under the Incentive Plan from time to time in any manner, subject to the limitations specified in the Incentive Plan.

Stock Options

          The Incentive Plan would permit the Company to grant to participants options to purchase shares of Common Stock at stated prices for specific periods of time. Some stock options may qualify as incentive stock options as defined in Section 422 of the Code. Other stock options would not be incentive stock options within the meaning of the Code. Incentive stock options would be available only for officers and employees and would not be available for non-employee directors. Stock options could be granted at any time before December 11, 2012, unless the Board terminates the Incentive Plan before that time. The Stock Option Committee could award options for any amount of consideration, or no consideration, as the Stock Option Committee determines.

          The Stock Option Committee would establish the terms of individual stock option grants in stock option agreements or certificates of award, or both. These documents would contain terms, conditions and restrictions that the Stock Option Committee determines to be appropriate. These restrictions could include vesting requirements to encourage long-term ownership of shares. The terms could also provide for automatic regrants of options for the number of previously owned shares held by that individual for at least six months that are surrendered to the Company in connection with the exercise of an outstanding stock option, or the payment of taxes in connection with the vesting of restricted stock or the exercise of a stock option.

          The exercise price of a stock option would be determined by the Stock Option Committee, but must be at least 100% of the market value of Common Stock on the date of grant. No Incentive Award could be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of then-outstanding Incentive Awards to the same participants.

          When exercising all or a portion of a stock option, a participant could pay the exercise price with cash or, if permitted by the Stock Option Committee, shares of Common Stock that the participant has held for at least six months or other consideration substantially equal to cash. The Stock Option Committee could also authorize payment of all or a portion of the exercise price in the form of a promissory note or installment payments, except as limited by the Sarbanes-Oxley Act or other laws, rules or regulations. Any promissory notes or installment payments must be with full recourse and at the market rate of interest. The Board of Directors could restrict or suspend the power of the Stock Option Committee to permit such loans, however, and could require that adequate security be provided.

          Although the term of each stock option would be determined by the Stock Option Committee, no stock option would be exercisable under the Incentive Plan after 10 years from the date it was granted. Stock options generally would be exercisable for limited periods of time if an option holder dies, becomes disabled, is terminated without cause or voluntarily leaves his or her employment or directorship before retirement (as defined in the Incentive Plan). If an option holder is terminated for cause (as determined by the Stock Option Committee or officers designated by the Stock Option Committee), the option holder would forfeit all rights to exercise any outstanding stock options. Subject to the other terms of the Incentive Plan, if an option holder retires (as specified in the Incentive Plan), he or she could exercise options for the remainder of their terms, unless the terms of the option agreement or award provide otherwise.

          Without Stock Option Committee approval, stock options granted under the Incentive Plan generally could not be transferred, except by will or by the laws of descent and distribution, unless transfer is permitted by the terms of the grant or the applicable stock option agreement. The Stock Option Committee could impose other restrictions on shares of Common Stock acquired through a stock option exercise.

Federal Tax Consequences of Stock Options

          Incentive Stock Options. Under current federal income tax laws, an option holder would not recognize income and the Company would not receive a deduction at the time an incentive stock option is granted. An option holder exercising an incentive stock option would not recognize income at the time of the exercise. The difference between the market value and the exercise price would, however, be a tax preference item for purposes of calculating alternative minimum tax. Upon the sale or other disposition of the underlying stock, as long as (i) the option holder held the stock for at least one year after the exercise of the stock option and at least two years after the grant of the stock option, and (ii) the stock option is exercised not later than three months after termination of employment (one year in the event of disability), the option holder's basis would equal the exercise price, and the option holder would pay tax on the difference between the sale proceeds and the exercise price as capital gain. The Company would receive no deduction for federal income tax purposes. Special rules apply when a participant owns a stock option when the participant dies.

          If an option holder fails to meet any of the conditions described above relating to holding periods and exercises following termination of employment, he or she generally would recognize compensation taxed as ordinary income equal to the difference between (i) the lesser of (a) the fair market value of the stock at the time of exercise or (b) the amount realized on the sale or disposition and (ii) the exercise price paid for the stock. The Company would then receive a corresponding deduction for federal income tax purposes. Additional gains, if any, recognized by the option holder would result in the recognition of capital gain.

          Nonqualified Stock Options. Federal income tax laws provide different rules for nonqualified stock options that do not meet the Code's definition of an incentive stock option. An option holder would not recognize any income and the Company would not receive a deduction when a nonqualified stock option is granted. If a nonqualified stock option is exercised, the option holder would recognize compensation income equal to the difference between the fair market value of the stock on the date of exercise and the exercise price paid. The Company would receive a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Code apply. The option holder's tax basis in the shares acquired would be the exercise price paid plus the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short-term or long-term capital gain (or loss).

Restricted Stock

          The Incentive Plan also permits the Stock Option Committee to award restricted stock, subject to the terms and conditions set by the Stock Option Committee that are consistent with the Incentive Plan. The Stock Option Committee could award restricted stock for any amount of consideration, or no consideration, as the Stock Option Committee determines.

          As with stock option grants, the Stock Option Committee would establish the terms of individual awards of restricted stock in restricted stock agreements or certificates of award. Restricted stock granted to a participant would "vest" (i.e., the restrictions on it would lapse) in the manner and at the times that the Stock Option Committee determines.

          Unless the Stock Option Committee otherwise consents or permits or unless the terms of a restricted stock agreement or award provide otherwise, if a participant's employment, officer status or directorship is terminated during the restricted period (i.e., the period of time during which restricted stock is subject to restrictions) for any reason other than death, disability or retirement, the shares of the participant's restricted stock that are still subject to restrictions at that time would be forfeited and returned to the Company. If the participant's employment or directorship is terminated during the restricted period because of death, disability or retirement, the restrictions on the participant's shares of restricted stock would terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the total number of shares of restricted stock awarded to the participant, multiplied by the number of full months that have elapsed since the date of grant, divided by the total number of full months in the restricted period. All of the remaining shares would be forfeited and returned to the Company, unless the Stock Option Committee provides otherwise.

          Without Stock Option Committee authorization, until the restricted stock vests a recipient of restricted stock would not be allowed to sell, exchange, transfer, pledge, assign or otherwise dispose of restricted stock other than to the Company or by will or the laws of descent and distribution. All rights with respect to restricted stock would only be exercisable during a participant's lifetime by the participant or his or her guardian or legal representative. The Stock Option Committee could impose additional restrictions on shares of restricted stock. Holders of restricted stock would enjoy other rights of a shareholder with respect to restricted stock, including the right to vote restricted shares at shareholders'

meetings and the right to receive dividends. Unless the Stock Option Committee otherwise determines, any noncash dividends or distributions paid with respect to unvested restricted stock would be subject to the same terms, conditions and restrictions that are applicable to the restricted stock for which the shares are received.

Federal Tax Consequences of Restricted Stock

          Generally, under current federal income tax laws a participant would not recognize income upon the award of restricted stock. However, a participant would be required to recognize compensation income at the time the restricted stock vests equal to the difference between the fair market value of the stock at vesting and the amount paid for the stock (if any). At the time the participant recognizes compensation income, the Company would be entitled to a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Code apply. If restricted stock is forfeited by a participant, the participant would not recognize income and the Company would not receive a deduction. Before the time the restricted stock vests, dividends paid on restricted stock would be reported as compensation income to the participant and the Company would receive a corresponding deduction.

          A participant could, within 30 days after the date of an award of restricted stock, elect to report compensation income for the tax year in which the restricted stock is awarded. If the participant makes this election, the amount of compensation income would be equal to the difference between the fair market value of the restricted stock at the time of the award and the amount paid for the stock (if any). Any later appreciation in the value of the restricted stock would be treated as capital gain and recognized only when the participant sells the restricted stock. Dividends received after such an election would be taxable as dividends and not treated as additional compensation income. If, however, restricted stock is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount that he or she earlier reported as income. Upon the sale of restricted stock, a participant would recognize capital gain (or loss) in the amount of the difference between the sale price and the participant's basis in the stock.

Stock Awards

          The Incentive Plan also permits the Stock Option Committee to make stock awards. The Stock Option Committee could make stock awards for any amount of consideration, or no consideration, as the Stock Option Committee determines. A stock award of Common Stock would be subject to terms and conditions set by the Stock Option Committee at the time of the award. Stock award recipients would generally have all voting, dividend, liquidation and other rights with respect to awarded shares of Common Stock. However, the Stock Option Committee could impose restrictions on the assignment or transfer of Common Stock awarded under the Incentive Plan.

Federal Tax Consequences of Stock Awards

          The recipient of a stock award generally would recognize compensation income equal to the difference between the fair market value of the stock when it is awarded and the amount paid for the stock (if any). The recipient's tax basis in the stock would equal the amount of compensation income recognized on the award plus the amount paid by the recipient for the stock (if any). The Company would be entitled to a corresponding deduction equal to the amount of compensation income recognized by the recipient, except to the extent that the deduction limits of Section 162(m) of the Code apply. Upon a subsequent sale of the stock, the recipient would recognize capital gain or loss equal to the difference between the amount realized on the sale and his or her basis in the stock. Different rules may apply where the stock is transferred subject to a "substantial risk of forfeiture."

Effects of a Change in Control of the Company

          Upon the occurrence of a Change in Control of the Company (as defined in the Incentive Plan), all outstanding stock options would become immediately exercisable in full and would remain exercisable in accordance with their terms. All other outstanding Incentive Awards under the Incentive Plan would immediately become fully vested, exercisable and nonforfeitable. In addition, the Stock Option Committee, without the consent of any affected participant, could determine that some or all participants holding outstanding stock options would receive, in lieu of some or all of their stock options, cash in an amount equal to the greater of the excess of (i) the highest sale price of the shares on the NASDAQ SmallCap Market (or whatever quotation system or stock exchange on which Common Stock is listed at the time) on the day before the effective date of the Change in Control or (ii) the highest price per share actually paid in connection with the Change in Control, over the exercise price of the stock options.

Tax Withholding

          If Incentive Awards are made under the Incentive Plan, the Company could withhold from any cash otherwise payable to a participant or require a participant to remit to the Company enough cash to satisfy federal, state, local and foreign withholding and employment-related taxes attributable to an Incentive Award. Unless the Stock Option Committee determines otherwise, minimum required tax withholding obligations could also be satisfied by withholding Common Stock to be received upon exercise of or vesting of an Incentive Award or by delivering to the Company previously-owned shares of Common Stock.

Termination and Amendment of the Incentive Plan

          The Board of Directors could terminate the Incentive Plan at any time and could from time to time amend the Incentive Plan as it considers proper and in the Company's best interests, provided that no amendment could impair any outstanding Incentive Award without the consent of the participant, except according to the terms of the Incentive Plan or the Incentive Award. No termination, amendment or modification could become effective with respect to any Incentive Award outstanding under the Incentive Plan without the prior written consent of the participant holding the award, unless the amendment or modification operated solely to the participant's benefit. The Company could also suspend a participant's rights under the Incentive Plan for a period of up to 30 days while that participant's termination for cause is considered.

Effective Date of the Incentive Plan

          Subject to shareholder approval, the Incentive Plan would take effect on December 12, 2002, and, unless terminated earlier by the Board of Directors, no awards could be made under the Incentive Plan after December 11, 2012.

          If the Incentive Plan is not approved by the shareholders, no Incentive Awards will be made under the Incentive Plan to any Company director, officer or employee, including the Chief Executive Officer or any of the four most highly compensated executive officers.

Section 162(m) of the Code

          Section 162(m) of the Code limits to $1,000,000 the annual income tax deduction that a publicly held corporation may claim for compensation paid to its chief executive officer and to its four most highly compensated officers other than the chief executive officer. Qualified "performance-based" compensation is exempt from the $1,000,000 limit and may be deducted even if other compensation exceeds $1,000,000. The proposed Incentive Plan is intended to provide performance-based compensation under Section 162(m) to permit compensation associated with stock options awarded under the Incentive Plan to be tax deductible to the Company while allowing, as nearly as practicable, the continuation of the Company's preexisting practices with respect to the award of stock options. No participant in the Incentive Plan may be granted, with respect to any calendar year, awards representing more than 75,000 shares of Common Stock available for awards under the Incentive Plan.

Vote Required

          The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on this proposal is required to approve the Incentive Plan. For purposes of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as shares voted on the proposal, and the number of shares for which a majority is required will be reduced by the number of shares not voted.

Your Board of Directors Recommends That You
Vote FOR Approval of the Stock Option and Restricted Stock Plan of 2003

OWNERSHIP OF COMMON STOCK

Five Percent Holders

          The following table sets forth information as to each person known to the Company to have been the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock as of August 15, 2003. The number of shares stated is based on information provided by each person listed and includes shares personally owned of record by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

	Amount and Nature of Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Sole Voting and Dispositive Power(1)	Shared Voting or Dispositive Power(2)	Total Beneficial Ownership(1)	Percent of Class(3)

Randall L. Peat 510 East Milham Avenue Portage, Michigan 49002	441,635	1,277	442,912	10.4%

J. Wayne Moore 37 East High Springfield Ohio, 45501	377,000	9,000	386,000	9.2%

Allen F. Peat 3627 San Sebastian Court Punta Gorda, Florida 33950	243,678	--	243,678	5.8%

____________________________________

(1)	These numbers include shares that may be acquired through options that are exercisable within 60 days after August 15, 2003.

(2)

These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses or children or other relatives over whom the listed person may have substantial influence by reason of relationship.

(3)

These percentages represent the number of shares owned by each beneficial owner as of August 15, 2003, plus the shares that may be acquired by each beneficial owner through the exercise of outstanding stock options within 60 days by each after August 15, 2003, as a percentage of the total of all outstanding shares as of August 15, 2003, plus the total of all shares that may be acquired through the exercise of outstanding stock options by each beneficial owner within 60 days after August 15, 2003.

Securities Ownership of Management

          The following table sets forth the number of shares of Common Stock beneficially owned as of August 15, 2003, by each of the Company's directors and nominees for director, the Chief Executive Officer, the four most highly compensated executive officers (the "named executive officers") and all of the Company's directors and officers as a group. The number of shares stated is based on information provided by each person listed and includes shares personally owned of record by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

	Amount and Nature of Beneficial Ownership of Common Stock
Name of Beneficial Owner	Sole Voting and Dispositive Power(1)	Shared Voting or Dispositive Power(2)	Total Beneficial Ownership(1)	Percent of Class(3)

W. Scott Baker, Director	2,000	--	2,000	*

Gene Bledsoe, Director	24,899	1,102	26,001	*

Richard J. Holloman, Director	163,202	--	163,202	3.8%

G. William McKinzie, Executive Officer	35,000	--	35,000	*

J. Wayne Moore, Executive Officer	377,000	9,000	386,000	9.2%

Allen F. Peat, Director	243,678	--	243,678	5.8%

Randall L. Peat, Executive Officer and Director	441,635	1,277	442,912	10.4%

Early L. Stephens, Executive Officer	71,550	--	71,550	1.7%

Paul R. Sylvester, Executive Officer and Director	197,229	--	197,229	4.6%

Harry C. Vorys, Director	24,544	2,231	26,775	*

Stephen C. Waterbury, Director	13,737	--	13,737	*

All directors and executive officers as a group	1,677,403	13,610	1,691,013	38.1%

____________________________

*	Less than 1%.

(1)

These numbers include shares held directly and shares that may be acquired through options that are exercisable within 60 days after August 15, 2003. The number of shares that may be acquired through options that are exercisable within 60 days after August 15, 2003, for each listed person is as follows:

W. Scott Baker	1,000
Gene Bledsoe	9,050
Richard J. Holloman	28,750
G. William McKinzie	5,000
J. Wayne Moore	--
Allen F. Peat	3,000
Randall L. Peat	30,000
Early L. Stephens	41,000
Paul R. Sylvester	74,000
Harry C. Vorys	10,152
Stephen C. Waterbury	3,000
All directors and executive officers as a group	230,952

(2)

These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses or children or other relatives over whom the listed person may have substantial influence by reason of relationship.

(3)

These percentages represent the number of shares owned by each beneficial owner as of August 15, 2003, plus the shares that may be acquired by each beneficial owner through the exercise of outstanding stock options within 60 days by each after August 15, 2003, as a percentage of the total of all outstanding shares as of August 15, 2003, plus the total of all shares that may be acquired through the exercise of outstanding stock options by each beneficial owner within 60 days after August 15, 2003.

BOARD OF DIRECTORS

          By Board resolution, the Company's Board of Directors is currently set at eight members, three of whom are standing for reelection. The Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. Generally, each class of directors serves a term of office of three years, with the term of each class expiring at the Annual Meeting of Shareholders in each successive year. This year, the Board of Directors has nominated Richard J. Holloman, Harry C. Vorys and W. Scott Baker to serve three-year terms.

          Biographical information is presented below for each person who either is nominated for election as a director at the 2003 Annual Meeting of Shareholders or is continuing as an incumbent director. Unless otherwise noted, each director and nominee for director has had the same principal employment for the last five years.

Nominees for Election to Terms Expiring in 2006

          Richard J. Holloman (age 49) has been a director since 1992. Since 2002, Mr. Holloman has served as National Account Manager for Misys Healthcare Systems, which designs, develops and supports information products for hospitals, physicians, commercial laboratories, physician practices and home care providers. Prior to this, Mr. Holloman served as President and Chief Executive Officer of VisionAir, Inc., located in Wilmington, North Carolina, which designs, develops and distributes Emergency 911 and public safety software and related services to local governments nationwide.

          Harry C. Vorys (age 78) has been a director since 1986. Before his retirement in July of 1990, Mr. Vorys was an Executive Vice President and Director of Citizens Trust and Savings Bank of South Haven, Michigan, which later merged into Shoreline Bank. Mr. Vorys served as a director of Shoreline Financial Corporation, the former holding company of Shoreline Bank, from inception to 1997. Mr. Vorys currently serves as President of St. Johns Northwestern Military Academy Foundation, Inc.

          W. Scott Baker (age 41) has been a director since 2000. Mr. Baker currently is the President of National Nail Corporation, a building materials manufacturer and distributor, and has held this position since May of 1997. From 1983 to May of 1997, Mr. Baker was employed with Arthur Andersen, LLP, an auditing, management and technology consulting firm, where he served as Partner from 1996 to 1997.

Incumbent Directors Whose Terms Expire in 2004

          Allen F. Peat (age 67) has been a director since 1972. Mr. Allen Peat was one of the founders of the Company and served as its Chairman of the Board, President, and Chief Executive Officer until he retired in October of 1995. Mr. Allen Peat is the brother of Mr. Randall Peat, Chairman of the Board of Directors of the Company.

          Gene Bledsoe (age 58) has been a director since 1993. Mr. Bledsoe served as the Managing Partner of the Casal Group Corporation from 1992 to 2002, a computer industry marketing services and management consulting firm based in Dallas, Texas. Mr. Bledsoe is currently a marketing and technology consultant with Virginia Cook, Realtors located in Dallas, Texas. Mr. Bledsoe also served as the Company's interim President and Chief Executive Officer from October of 1995 through February of 1996.

          Paul R. Sylvester (age 44) has been a director since 1987. Mr. Sylvester became President and Chief Executive Officer of the Company in March of 1996. Mr. Sylvester served as the Company's Vice President-Finance and Chief Financial Officer from 1987 until 1998. Mr. Sylvester is a Director and Chairman of the Audit Committee of X-Rite, Incorporated (Nasdaq), a leading global provider of systems and solutions for color and light measurement.

Incumbent Directors Whose Terms Expire in 2005

          Randall L. Peat (age 55) has been a director since 1972. Mr. Randall Peat was one of the founders of the Company and became Chairman of the Board of Directors in October of 1995. In addition to his chairman responsibilities, Mr. Randall Peat is actively involved in sales and marketing for the Company. Mr. Randall Peat has held a number of positions with the Company, including President of the Company's Gavel Division, during the last thirty years. Mr. Randall Peat is the brother of Mr. Allen Peat, a director of the Company.

          Stephen C. Waterbury (age 53) has been a director since 1991. Mr. Waterbury is a partner at the law firm of Warner Norcross & Judd LLP located in Grand Rapids, Michigan.

BOARD COMMITTEES AND MEETINGS

          The Company's Board of Directors, which is responsible for the overall management of the business and affairs of the Company, held four meetings since the last Annual Meeting of Shareholders. Each director attended 75% or more of the aggregate of the total number of Board of Directors meetings and the total number of committee meetings of which they were members. The Board of Directors has five standing committees: the Audit Committee, the Compensation Committee, the Stock Option Committee, the Nominating Committee and the Executive Committee. The members of each committee are appointed by the Board of Directors.

          Audit Committee. The Audit Committee is responsible for, among other things: (i) recommending to the Board of Directors the selection of independent auditors; (ii) reviewing and approving the scope of the yearly audit plan; (iii) reviewing the results of the annual audit with management and the independent auditors; (iv) reviewing the Company's internal controls with the independent auditors; (v) reviewing the recommendations of independent auditors for accounting or operational improvements; (vi) reviewing nonaudit services and special engagements to be performed by the independent auditors; and (vii) reporting to the Board of Directors on the Audit Committee's activities and findings and making recommendations to the Board of Directors on these findings. The Audit Committee met four times during fiscal 2003.

          The members of the Audit Committee are Messrs. Baker (Chairman), Vorys and Holloman, each of whom are independent directors. Effective December 12, 2002, the Board of Directors of the Company amended and restated the written charter for the Audit Committee, a copy of which is attached as Appendix C to this Proxy Statement.

          Compensation Committee. The responsibilities of the Compensation Committee include (i) recommending the cash and other incentive compensation, if any, to be paid to the Company's Chief Executive Officer and certain other executive officers; and (ii) reviewing awards under stock-based compensation plans approved by the Stock Option Committee. The Compensation Committee consists of Messrs. Vorys (Chairman), Bledsoe and Waterbury. The Compensation Committee met twice since the last Annual Meeting of Shareholders.

          Stock Option Committee. The Stock Option Committee is responsible for (i) the administration and award of stock options and restricted stock under the Company's stock plans; and (ii) the review of all material proposed option plan changes. In addition, the Stock Option Committee determines the key employees to whom options and restricted stock will be granted, the number of shares covered by each option or award, the exercise price of each option, and other matters associated with option and restricted stock awards. Messrs. Vorys, Bledsoe and Waterbury, each of whom are independent directors, are members of the Stock Option Committee. The Stock Option Committee met three times since the last Annual Meeting of Shareholders.

          Nominating Committee. The Nominating Committee considers and evaluates the qualifications of potential candidates for the Board of Directors and recommends appropriate candidates to the full Board of Directors. The Nominating Committee consists of Messrs. Randall Peat, Vorys and Waterbury. The Nominating Committee met once since the last Annual Meeting of Shareholders.

          A shareholder of record of shares of a class entitled to vote at any meeting of shareholders called for the election of directors (an "Election Meeting") may make a nomination at the Election Meeting if, and only if, that shareholder first has delivered, not less than 120 days before the date of the Election Meeting in the case of an Annual Meeting, and not more than seven days following the date of notice of the Election Meeting in the case of a special meeting, a notice to the Secretary of the Company setting forth with respect to each proposed nominee: (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the number of shares of capital stock of the Company that are beneficially owned by the nominee; (iv) a statement that the nominee is willing to be nominated and to serve; and (v) such other information concerning the nominee as would be required under the rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee.

          Executive Committee. The Executive Committee has the authority to exercise the powers of the Board of Directors in managing the Company's business affairs and property during intervals between meetings of the Board of Directors. The Executive Committee consists of Messrs. Waterbury, Randall Peat and Sylvester. The Executive Committee has not met since the last Annual Meeting of Shareholders.

AUDIT COMMITTEE REPORT

          The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. It meets with management and the Company's independent auditors from time to time and reports the results of its activities to the Board of Directors. In this connection, the Audit Committee has done the following:

•	Reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2003, with the Company's management;

•

Discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants; and

•

Received written disclosure regarding independence from Ernst & Young LLP as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Ernst & Young its independence.

          Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2003.

Respectfully submitted, W. Scott Baker (Chairman) Harry C. Vorys Richard J. Holloman

COMPENSATION OF DIRECTORS

          Non-employee directors receive a $8,000 annual retainer fee plus compensation in accordance with the following: $750 for attendance at each meeting of the Board of Directors, $500 for attendance at each Audit Committee meeting (with the Chairman of the Audit Committee receiving $750) and $250 for attendance at each committee meeting other than the Audit Committee. Directors who are also employees of the Company or its subsidiary receive no annual retainer and are not compensated for attendance at board or committee meetings.

          Each non-employee director who has served a full year of service as a member of the Board of Directors is also granted an option on the date of each Annual Meeting of Shareholders to purchase 2,000 shares of Common Stock. The per share exercise price of options granted to non-employee directors is 100% of the fair market value of the Common Stock on the date each option is granted. The term of each option may not exceed 10 years.

EXECUTIVE COMPENSATION

          The following table sets forth certain information concerning the compensation earned during each of the last three fiscal years ended April 30, 2003, 2002 and 2001, by the Company's Chief Executive Officer and the named executive officers:

Summary Compensation Table

Long-Term Compensation Awards
					Restricted Stock Awards	Numbers of Shares Underlying Options		All Other Compensation (2)
Annual Compensation
Name and Principal Position	Year	Salary		Bonus (1)

Paul R. Sylvester President and Chief Executive Officer	2003 2002 2001	$166,000 160,000 154,000		$28,500 -- --	-- -- (3)	-- -- 60,000		$27,862 28,052 2,880

Randall L. Peat Chairman of the Board	2003 2002 2001	$118,000 102,500 101,000		$21,900 2,000 --	-- -- --	-- -- --		$26,795 26,785 14,936

G. William McKinzie Chief Operating Officer	2003 2002 2001	$127,000 7,200 --	(4)	$22,300 -- --	(5) -- --	30,000 -- --	$	-- -- --

Early L. Stephens Chief Technology Officer	2003 2002 2001	$117,000 100,700 93,000		$20,700 -- --	-- -- (3)	-- -- 40,000		$1,463 1,530 1,746

J. Wayne Moore President of Manatron ProVal Corporation	2003 2002 2001	$113,000 110,500 108,000		$10,200 -- --	-- -- --	-- -- --		$26,335 26,355 8,293

_______________________________

(1)	On July 9, 2003, the Company paid bonuses in the indicated amounts to each named executive officer based on the Company's profitability during the fiscal year ended April 30, 2003.

(2)

All other compensation for the year ended April 30, 2003, includes: (i) Company matching contributions under the Company's 401(k) plan of $2,390 for Mr. Sylvester, $1,795 for Mr. Peat, $1,463 for Mr. Stephens, and $1,335 for Mr. Moore; (ii) amounts paid by the Company for life insurance of $472 for Mr. Sylvester; and (iii) amounts paid by the Company to Messrs. Sylvester, Peat and Moore of $25,000 each to compensate them for the risk associated with signing personal guarantees with Kemper Insurance Company, required to allow the Company to obtain bonding. In addition, 142 shares were contributed by the Company to Mr. Sylvester's ESOP account, 120 shares were contributed to Mr. Peat's ESOP account, 84 shares were contributed to Mr. Stephens ESOP account and 103 shares were contributed to Mr. Moore's ESOP account. The market value of the Company's Common Stock on April 30, 2003, was $6.95.

(3)

Under the Executive Stock Plan of 2000 approved by the shareholders at the October 5, 2000 Annual Meeting, Messrs. Sylvester and Stephens were granted 60,000 and 40,000 shares, respectively, of the Company's restricted common stock. Generally speaking, on June 1 of each year until June 1, 2010, 6,000 and 4,000 shares, respectively, of stock will vest unless the Company's common stock trades for at least $20 per share on or before June 1, 2005. The value of this restricted stock award was $405,000 and $270,000, respectively, and was calculated using the market value of the Company's Common Stock on the date of grant, which was $6.75 per share. At the end of fiscal 2003, Messrs. Sylvester and Stephens held 48,000 and 32,000 shares, respectively, of unvested restricted stock and the aggregate value of these shares was $333,600 and $222,400, respectively, based on the market value of the Company's Common Stock on April 30, 2003, which was $6.95 per share. All of these shares of restricted stock would receive dividends in the event the Company elects to pay dividends on the Company's Common Stock.

(4)	Mr. McKinzie joined the Company in April 2002.

(5)

Under the Restricted Stock Plan of 1987, Mr. McKinzie was granted 30,000 shares of restricted common stock on May 1, 2002. Under this issuance, 6,000 shares vest annually beginning on May 1, 2003. The value of this restricted stock award was $124,500 and was calculated using the market value of the Company's Common Stock on the date of the grant, which was $4.15 per share.

Option Grants in Last Fiscal Year

          The following table sets forth information regarding stock options granted to the Chief Executive Officer and the named executive officers during the fiscal year ended April 30, 2003:

	Individual Grants
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees In Fiscal	Exercise Price per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock
					Price Appreciation For Option Term
Name	Granted (1)	Year	Share	Date	5%	10%

Paul R. Sylvester	--	--	--	--	--	--
Randall L. Peat	--	--	--	--	--	--
G. William McKinzie	15,000	26%	$4.01	May 1, 2012	37,828	95,864
	15,000	26%	6.15	March 22, 2013	58,016	147,023
Early L. Stephens	--	--	--	--	--	--
J. Wayne Moore	--	--	--	--	--	--

____________________________

(1)

On May 1, 2002 the Company granted 15,000 options to purchase shares of Common Stock to Mr. McKinzie. These options become exercisable over a three-year period, with 5,000 options becoming exercisable annually beginning on May 1, 2003. In addition, on March 22, 2003, the Company granted an additional 15,000 options to Mr. McKinzie, which also become exercisable over a three-year period, with 5,000 options becoming exercisable annually beginning on March 22, 2004. Exercise prices of stock options are determined by the Stock Option Committee and were equal to the fair market value of the Company's Common Stock on the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal-Year End Option Values

          The following table sets forth information regarding stock options exercised by the Chief Executive Officer and the named executive officers during the fiscal year ended April 30, 2003:

	Number of Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul R. Sylvester	--	--	68,000	42,000	$269,850	$8,400
Randall L. Peat	--	--	30,000	--	154,875	--
G. William McKinzie	--	--	--	30,000	--	56,100
Early L. Stephens	--	--	33,000	32,000	78,525	5,600
J. Wayne Moore	--	--	--	--	--	--

__________________________________

(1)	An option is considered "in-the-money" for purposes of this table if its exercise price was lower than the market value of the Company's common stock as of April 30, 2003 ($6.95 per share).

Equity Compensation Plan Information

          The following table provides information about the Company's equity compensation plans regarding the number of securities to be issued under these plans, the weighted average exercise prices of options outstanding under these plans and the number of securities available for future issuance as of April 30, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans Approved by shareholders(1)	697,552	$4.85	340,157

Equity compensation plans not Approved by shareholders(2)	--	Not applicable	87,500

Total	697,552	$4.85	427,657

__________________________________

(1)

Consists of the Manatron, Inc. Restricted Stock Plan of 1987, the Manatron, Inc. Restricted Stock Plan of 1998, the Manatron Inc. 1989 Stock Option Plan, the Manatron, Inc. 1994 Long-Term Incentive Plan, the Manatron Inc. 1995 Long-Term Incentive Plan, the Manatron, Inc. Stock Incentive Plan, the Manatron, Inc. Executive Stock Plan of 2000 and the Manatron, Inc. Stock Option and Restricted Stock Plan of 2003, which is subject to shareholder approval.

(2)

Consists of the Manatron, Inc. Restricted Stock Plan of 2000. This plan provides for the grant of restricted stock to certain employees, including software development and other technical-related employees. Directors and officers are not eligible to participate. The Stock Option Committee has the power to select the participants to participate in the plan and sets the terms and conditions of the plan, based upon the recommendations of the Company's Chief Executive Officer. The terms and conditions of awards may vary among participants. No payment is required from a participant for an award of restricted stock. If a participant is no longer an employee of the Company or a subsidiary for any reason other than death, total disability or any other reason determined by the Stock Option Committee, any shares of restricted stock not vested and still subject to restrictions on the date of termination are forfeited and must be returned to the Company. Unless the Stock Option Committee otherwise consents or unless the terms of the restricted stock agreement provide otherwise, shares of restricted stock may not be sold, transferred or otherwise disposed of by a participant while they are still restricted ("Restricted Period") other than to the Company or by will or the laws of descent and distribution. The participants may not resell or redistribute the restricted stock after the Restricted Period except upon such conditions as the Company reasonably may specify to ensure compliance with federal and state securities laws.

Supplemental Executive Retirement Plan

          On July 17, 2002, the Company adopted a Supplemental Executive Retirement Plan, which became effective January 1, 2002 (the "SERP"). The SERP is a nonqualified deferred compensation plan available to selected executives, who are chosen by the Board of Directors. The initial participants in the SERP are Mary N. Gephart, Krista L. Inosencio, G. William McKinzie, Randall L. Peat, Early L. Stephens, and Paul R. Sylvester. Each participant has entered into a participation agreement with the Company, providing that the Company will contribute 5% of a participant's salary for 10 years as an employer-funded credit. In addition to employer funded credits, each participant may decide to contribute a percentage of his/her salary or a fixed dollar amount ("elective deferral credits").

          A participant is 100% vested with respect to all of the participant's elective deferral credits. Pursuant to a March 26, 2003 amendment, until a participant reaches the age of 55, an employer-funded credit will vest as follows: 1/3 will become vested immediately when granted, with the remaining 2/3 to vest in 1/3 increments over the next two years, beginning on the one year anniversary of the grant date. By way of illustration an employer-funded credit for the year ending December 31, 2002, will vest as follows: 33-1/3% will vest on December 31, 2002; 66-2/3% will vest on December 31, 2003; and 100% will vest on December 31, 2004. Upon the reaching the age of 55, a participant will be 100% vested with respect to all amounts.

          All of a participant's employer-funded credits and elective deferral credits will be held in a trust. Participants may designate investments for their own accounts under the SERP, and each year earnings (or losses) will be credited (or debited) to the participant's account in accordance with the designated investments. However, the trust is under no obligation to invest a participant's credit as directed, and for tax purposes, the designated investments are actually "hypothetical investments."

          Payments under the plan will generally begin on January 1 following the later of a participant's: (i) 55th birthday; or (ii) termination of employment; provided that payments will begin sooner in the event of a participant's death of disability. Payments are made in 10 annual installments, although the Company may decide to pay the amounts more rapidly or in a lump sum. If a participant's employment is terminated involuntarily for any reason other than competition or a detrimental act, the Company will pay the entire account within 30 days following termination.

          The Company may terminate the SERP or stop further accrual of SERP benefits for a participant at any time, but termination will not affect previously accrued benefits.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee develops compensation policies for the Company and evaluates annual salaries and incentive compensation plans for the Chief Executive Officer and other executive officers. The Compensation Committee also reviews awards under certain stock-based compensation plans as approved by the Stock Option Committee. The Compensation Committee submits its recommendations on these matters to the full Board of Directors for ratification. The Compensation Committee consists of three directors, none of whom is a current or former employee of the Company.

Compensation Philosophy

          The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation as well as incentives to achieve superior financial performance. The Compensation Committee's policies are designed to achieve four primary objectives: (i) align management's compensation with the Company's achievement of annual and long-term performance goals; (ii) reward superior performance by the Company; (iii) recognize individual initiative and achievement; and (iv) assist the Company in attracting and retaining quality executive officers. The Compensation Committee believes that a significant portion of the annual compensation of each officer must relate to, and be contingent upon, the performance of the Company.

          The Company's basic compensation policies are designed to enhance shareholder value by rewarding executive officers for profitable growth of the Company and increases in the value of its common stock. The Company's executive compensation policies also seek to align the interests of executive officers and other key employees with the interests of shareholders through stock ownership. The Compensation Committee believes that it is in the Company's best interest to generate rewards for senior executives and key employees, which may result in above-average performance measured in terms of profit growth and total shareholder return.

          Executive officer compensation is comprised of three primary components: base salary and benefits, annual performance bonus and participation in stock option and restricted stock plans. Each component of compensation is designed to accomplish one or more of the compensation objectives. Benefits offered to executive officers include participation in the Salary Deferral and Employee Stock Ownership Plan, which covers substantially all employees, the Employee Stock Purchase Plan and the Company's various health, life and disability insurance benefit plans.

          As previously noted, the Board of Directors recently approved the Manatron, Inc. Supplemental Executive Retirement Plan effective as of January 1, 2002, for certain executive officers of the Company. Under this non-qualified plan, the Company will contribute approximately 5% of a participant's annual compensation to a trust on behalf of the participants. These contributions will vest evenly over a three year period. Participants may also elect to make pre-tax contributions to the trust. The Company contributed approximately $35,000 to this plan for calendar 2002.

          Congress has amended the Internal Revenue Code to add Section 162(m) which provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1,000,000 annually, with certain exemptions. The Company has examined its executive compensation policies in light of Section 162(m) and the regulations adopted by the Internal Revenue Service to implement this section. The Company believes its compensation policies reflect due consideration of Section 162(m).

Base Salary

          The Company seeks to attract and retain well-qualified executives by providing base salaries and benefit packages at levels that are considered to be competitive. In setting the base salaries of the Company's executive officers, the Compensation Committee considers the skill and experience required by an individual's position, job performance, accountability and tenure. Although the Compensation Committee refers to base salaries at other comparable companies to help establish guidelines, the Company's current operating performance is considered most important in determining the base salaries of management.

          The Compensation Committee believes current base salaries for executive officers of the Company have not kept pace with and are below average for executives in similar positions. It is the Compensation Committee's intention to continue to increase base salaries of the Chief Executive Officer and certain other executive officers to more competitive levels as profits improve. Nonetheless, incentive compensation based upon criteria designed to reward executives for performance which enhances shareholder value will continue to represent a significant percentage of potential executive compensation.

          In general, the Compensation Committee adjusts the salaries of the Chief Executive Officer and certain other executive officers on an annual basis. The annual adjustments are determined by considering the Company's performance, each officer's performance, any increased responsibilities of the officer and current economic conditions.

Annual Bonus Plan

          Annual bonuses under the Company's incentive compensation plan are intended to reward the Chief Executive Officer, other executive officers and all other employees of the Company for achieving targeted levels of revenues and operating income. Under the fiscal 2003 annual incentive plan, bonuses were based on the Company's operating income in excess of $1.6 million and resulted in awards of approximately 16.5% of the Chief Executive Officer's and the other executive officers' base salaries. Although these bonuses were paid in July 2003, they are reflected in the Summary Compensation Table as they were related to performance for fiscal 2003.

Stock Options and Restricted Stock

          The Stock Option Committee of the Board of Directors periodically grants stock options and restricted stock to executive officers, as well as other key employees, of the Company. Stock options provide the recipient the right to acquire shares of the Company's Common Stock at fair market value on the date of grant. The options generally become exercisable over a three-year period immediately after the date of grant and expire 10 years following the date of grant. The number of shares covered by each grant is designed to provide the executive officers, as well as other key employees, a substantial incentive to operate the Company from the perspective of an owner, thereby closely aligning their interests to those of the Company's shareholders.

          Although the Compensation Committee believes that stock ownership by executive officers and other key employees is beneficial, the Company currently has no target ownership level for Common Stock holdings by executive officers. The Stock Option Committee generally does not take into account in its decisions the amount and value of options and restricted stock currently held by an executive officer.

Chief Executive Officer Compensation

          Mr. Sylvester's compensation is based upon the policies and objectives discussed above. The Compensation Committee considers current operating performance to be a key determinant in establishing the base salary of Mr. Sylvester and also considers his performance, skill and experience, accountability, length of service and current economic conditions. The Compensation Committee believes that incentive compensation, designed to reward performance, should represent a significant percentage of Mr. Sylvester's potential compensation. As previously reported, Mr. Sylvester and other executive officers were granted restricted stock and stock options in fiscal 2001. The Compensation Committee may consider recommending grants of restricted stock and stock options to executive officers in the future.

          On October 10, 1996, the Company signed an employment agreement with Mr. Sylvester which provides for his continued service to the Company as President and Chief Executive Officer until termination of the employment agreement. The employment agreement is described in this Proxy Statement under the heading "Employment Agreements, Termination of Employment and Change in Control Arrangements." Mr. Sylvester received a salary of $166,000 and an annual bonus of $28,500 for fiscal year 2003. The Company also paid Mr. Sylvester an additional $25,000 in fiscal 2003 to compensate him for the risk associated with signing a personal guarantee with Kemper Insurance Company, which was required to allow the Company to obtain bonding.

          All recommendations of the Compensation Committee attributable to compensation in the 2003 fiscal year were unanimous and were approved and adopted by the Board of Directors without modification.

          The Compensation Committee welcomes written comment from the Company's shareholders concerning its compensation programs. Comments should be marked "personal and confidential" and addressed to the Compensation Committee of the Board of Directors, Manatron, Inc., 510 East Milham Avenue, Portage, Michigan 49002.

Respectfully submitted,

Harry C. Vorys (Chairman) Gene Bledsoe Stephen C. Waterbury

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND
CHANGE IN CONTROL ARRANGEMENTS

Paul Sylvester's Employment Agreement

          On October 10, 1996, the Company entered into an employment agreement with Mr. Sylvester. This agreement provides for employment for Mr. Sylvester until the agreement is terminated as provided therein. Under his employment agreement, Mr. Sylvester is entitled to receive: (i) an annual salary; (ii) paid vacation in accordance with the Company's vacation policies; (iii) standard benefits offered to all employees; and (iv) reimbursement of reasonable expenses in connection with the performance of job duties. In addition, Mr. Sylvester is entitled to a Company automobile or a car allowance for business purposes and is eligible to participate in the annual Company incentive plan.

          If Mr. Sylvester's employment is terminated other than for Cause or if he resigns from his employment With Cause (each as defined in his employment agreement), his agreement, as amended effective as of May 1, 1998, requires the Company to pay Mr. Sylvester for a period of two years severance pay of an amount equal to his base salary and any and all benefits in effect at the time of termination.

Randall Peat's Employment Agreement

          On July 17, 1986, the Company entered into an employment agreement with Randall Peat, which provides for, among other things, an annual salary, annual bonus and other fringe benefits, as determined from time to time by the Board of Directors. For any given year, it is intended that Mr. Peat's monthly salary and fringe benefits not be less than those received in the prior year. Mr. Peat's annual bonus is determined by his participation in the Annual Company Incentive Plan. The term of Mr. Peat's employment agreement is a rolling five-year term, which is extended an additional year in December of each year unless the Board of Directors determines otherwise.

G. William McKinzie's Employment Agreement

          On March 21, 2002, the Company entered into an employment agreement with G. William McKinzie. This agreement provides for the employment of Mr. McKinzie until the agreement is terminated as provided therein. Under his employment agreement, Mr. McKinze is entitled to receive: (i) an annual salary; (ii) paid vacation in accordance with the Company's vacation policies; (iii) standard benefits offered to all employees; (iv) automobile expenses in accordance with the Company's standard automobile use policies and practices; and (v) reimbursement of reasonable expenses in connection with the performance of job duties. In addition, Mr. McKinzie is entitled to participate in the annual Company incentive plan.

          If Mr. McKinzies' employment is terminated other than for Cause or if he resigns from his employment With Cause (each as defined in his employment agreement), his agreement requires the Company to pay Mr. McKinzie for a period of one year severance pay of an amount equal to his base salary and any and all benefits in effect at the time of termination.

Early Stephen's Employment Agreement

          On March 21, 2002, the Company entered into an employment agreement with Early L. Stephens. This agreement provides for the employment of Mr. Stephens until the agreement is terminated as provided therein. Under his employment agreement, Mr. Stephens is entitled to receive: (i) an annual salary; (ii) paid vacation in accordance with the Company's vacation policies; (iii) standard benefits offered to all employees; (iv) automobile expenses in accordance with the Company's standard automobile use policies and practices; and (v) reimbursement of reasonable expenses in connection with the performance of job duties. In addition, Mr. Stephens is entitled to participate in the annual Company incentive plan.

          If Mr. Stephens' employment is terminated other than for Cause or if he resigns from his employment With Cause (each as defined in his employment agreement), his agreement requires the Company to pay Mr. Stephens for a period of one year severance pay of an amount equal to his base salary and any and all benefits in effect at the time of termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Company's Compensation Committee is composed of Messrs. Vorys, Bledsoe and Waterbury. Mr. Waterbury is a partner in the law firm of Warner Norcross & Judd LLP. The services of Warner Norcross & Judd LLP were utilized by the Company in fiscal year 2002 and the Company intends to continue to use this firm in fiscal year 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          During fiscal year 2003, the Company retained the law firm of Warner Norcross & Judd LLP to perform certain legal services for the Company. Stephen C. Waterbury, a director of the Company, is a partner in Warner Norcross & Judd LLP. The Company plans to continue to retain Warner Norcross & Judd LLP in the future for certain legal matters.

          In addition, during fiscal year 2003, the Company paid HBH Investments approximately $53,000 of rental income associated with the Company's Greenville, North Carolina office. Richard Holloman, who is a member of the Board of Directors, has a one third ownership interest in HBH Investments.

STOCK PERFORMANCE GRAPH(1)(2)

          The following graph compares the cumulative total shareholder return on the Company's Common Stock to the Standard & Poor's 500 Stock Index and the Company's peer index, an industry index comprised of the common stock of 10 companies in the computer software industry (the "New Peer Group"), and the Company's old peer index, an industry index comprised of the common stock of ten companies in the computer software industry (the "Old Peer Group"), assuming an investment of $100 over a five-year period ended April 30, 2003, using 1998 as a base period. The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The Old and New Peer Groups were selected by the Company and include the companies listed in the footnotes to the graph below. The Company anticipates using the index identified as "New Peer Index" in future proxy statements. The Company believes the change in peer groups is appropriate to include new companies in Manatron's industry. Cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (b) the difference between the share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period.

          The dollar values for total shareholder return plotted in the graph below are shown in the following table:

	1998	1999	2000	2001	2002	2003

Manatron	$100.00	$146.77	$217.74	$81.29	$103.48	$179.35
S & P 500	100.00	121.82	134.16	116.76	102.02	88.44
Old Peer Group	100.00	56.62	59.28	40.92	60.00	46.29
New Peer Group	100.00	61.79	55.43	50.15	71.31	56.61

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
Dollars
1998
1999
2000
2001
2002
2003
Manatron Inc
S & P 500
New Peer Group
Old Peer Group

(1)

The Old Peer Group consists of: CACI International Inc.; CAM Commerce Solutions, Inc.; Dyntek, Inc. (formerly Tekinsight.com Inc.); HTE, Inc.; Maximus, Inc.; National Information Consortium, Inc.; Systems & Computer Technology Corp.; Telos Corp.; Tier Technologies Inc.; and Tyler Technologies, Inc.

(2)

The New Peer Group consists of: CACI International Inc.; CAM Commerce Solutions, Inc.; Dyntek, Inc. (formerly Tekinsight.com Inc.); HTE, Inc.; Maximus, Inc.; National Information Consortium; PEC Solutions; Telos Corp.; Tier Technologies Inc.; and Tyler Technologies, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission. Directors and officers are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of the Section 16(a) reports received by it during the last fiscal year, or written representations from certain reporting persons that no reports on Form 5 were required to be filed by them, the Company believes that its directors and officers complied with all applicable reporting and filing requirements during the Company's last fiscal year, except that: (i) two transactions of Randall L. Peat on Form 4 were reported late; (ii) one transaction of G. William McKinzie on Form 5 was reported late; and (iii) two transactions of Early L. Stephens on Form 4 were reported late. In addition, the wife of Randall L. Peat has been employed by the Company for more than 20 years, and during the course of her employment has purchased Company stock through the Manatron, Inc. Employee Stock Ownership and Salary Deferral Plan. It recently came to the Company's attention that Randall L. Peat has not included these holdings in his Section 16(a) reports. Upon becoming aware of this error, Mr. Peat included the 1,277 shares held by his wife in his holdings reported on Form 5 filed with the Securities and Exchange Commission on June 13, 2003.

SELECTION OF AUDITORS

          The Company has selected Ernst & Young LLP ("Ernst & Young"), independent auditors, as its principal auditors for fiscal year 2004. Representatives of Ernst & Young are expected to be present at the 2003 Annual Meeting of Shareholders, will be provided with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

          Audit Fees. The Company paid to Ernst & Young $71,600 related to the fiscal 2003 annual audit and quarterly reviews.

          Financial Information Systems Design and Implementation Fees. No related services were performed by Ernst & Young during fiscal 2003.

          All Other Fees. The Company paid to Ernst & Young $8,900 primarily related to the audit of the Company's ESOP Plan.

          In its determination of Ernst & Young's independence, the Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of the auditor.

SHAREHOLDER PROPOSALS

          Proposals that shareholders intend to present at the Annual Meeting of Shareholders in 2004 and that a shareholder would like to have included in the proxy statement and form of proxy relating to that meeting must be received by the Company no later than May 1, 2004, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Such proposals of shareholders should be made in accordance with Securities and Exchange Commission Rule 14a-8 and should be addressed to the Secretary of Manatron, Inc., 510 East Milham Avenue, Portage, Michigan 49002. All other proposals of shareholders that are intended to be presented at the Annual Meeting of Shareholders in 2004 must be received by the Company not later than July 15, 2004, or they will be considered untimely.

SOLICITATION OF PROXIES

          The Company will bear all costs of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy materials to beneficial owners. Solicitation of proxies will be made initially by mail. In addition, directors, officers and employees of the Company and its subsidiary may solicit proxies personally or by telephone or facsimile without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials or otherwise communicate with beneficial owners of shares held by them. The Company has retained Georgeson Shareholder Communications, Inc. at an estimated cost of $6,000, plus expenses and disbursements, to assist in the solicitation of proxies.

BY ORDER OF THE BOARD OF DIRECTORS

Portage, Michigan August 29, 2003	Jane M. Rix Secretary

APPENDIX A

MANATRON, INC.
EMPLOYEE STOCK PURCHASE PLAN OF 2003

SECTION 1
PURPOSE OF PLAN

          The purpose of the Manatron, Inc. Employee Stock Purchase Plan of 2003 is to encourage Employees of the Company and the Company's Subsidiary to promote the best interests of the Company and to align the interests of Employees with the Company's shareholders by permitting Eligible Employees to purchase shares of the Company's Common Stock. The Plan is intended to comply with the provisions of Section 423 of the Code, and the Plan shall be administered, interpreted and construed in accordance with such provision.

          The Plan shall become effective on April 1, 2003; provided, however, that in no event shall the Plan become effective unless within 12 months of the date of its adoption by the Board of Directors it has been approved by the Company's shareholders. If the Company's shareholders do not approve the Plan at the 2003 Annual Meeting of Shareholders, the Plan shall terminate.

SECTION 2
DEFINITIONS

          The following words have the following meanings unless a different meaning is plainly required by the context:

          2.1     "Employee" means an employee of the Company or any Subsidiary.

          2.2     "Board" means the Board of Directors of the Company.

          2.3     "Committee" means the Stock Option Committee of the Board or such other committee as the Board may from time to time designate to administer the Plan.

          2.4     "Common Stock" means the Company's common stock.

          2.5     "Company" means Manatron, Inc., a Michigan corporation, and its successors and assigns.

          2.6     "Election Form" means a notice (in a form approved by the Committee) that an Eligible Employee must complete to participate in the Plan and authorize payroll deductions to be made on the Eligible Employee's behalf under the Plan.

          2.7     "Eligible Employees" means all present and future active Employees of the Company or any Subsidiary, except Employees whose customary employment by the Company or any Subsidiary is (a) 20 hours or less per week or (b) not more than five months in any calendar year.

          2.8     "Fair Market Value" as of any Stock Purchase Date means the closing price of the Common Stock reported on The Nasdaq SmallCap Market (or such other quotation system or stock exchange on which the Company's Common Stock may be traded on the date in question) on such Stock Purchase Date or, if such Stock Purchase Date is not a trading day, the most recent date on which shares of Common Stock were traded on The Nasdaq stock market (or such other quotation system or stock exchange). If the Company's Common Stock is not listed on Nasdaq or another quotation system or stock exchange on the Stock Purchase Date in question, the Fair Market Value shall be determined by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

          2.9     "Investment Date" means each calendar quarter, beginning on the first day of each such calendar quarter and ending on the last day of such calendar quarter.

          2.10     "Investment Sharebuilder Account" means the account established on behalf of a Participant pursuant to Section 8.2 below, in which shares of Common Stock purchased under the Plan shall be held.

          2.11     "Participant" means an Eligible Employee who has elected to participate in the Plan in accordance with Section 6.1 below.

          2.12     "Payroll Deduction Account" means the account established on behalf of a Participant pursuant to Section 7.1 below, to which his or her payroll deductions shall be credited.

          2.13     "Permanent Disability" or "Disability" means an inability of a Participant to perform his or her employment duties due to physical or mental disability sufficient for the Participant to qualify for disability benefits under the general benefits policies of the Company and in effect from time to time.

          2.14     "Plan" means the Manatron, Inc. Employee Stock Purchase Plan of 2003 as set forth herein, as it may be amended from time to time.

          2.15     "Purchase Price" means the purchase price for a share of Common Stock to be paid by a Participant on a Stock Purchase Date, as determined under Section 8.1 below.

          2.16     "Retirement" means the voluntary termination of all employment by a Participant such that the Participant would qualify for retirement benefits from the Company or a Subsidiary under applicable retirement policies in effect from time to time.

          2.17     "Stock Purchase Date" means a date on which shares of Common Stock are purchased pursuant to the Plan. Unless otherwise determined by the Committee, the Stock Purchase Date shall be the last working day of each Investment Date during the term of the Plan.

          2.18     "Subsidiary" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company. The term "Subsidiary" includes present and future Subsidiaries of the Company.

SECTION 3
ADMINISTRATION

          3.1     General. The Committee shall administer the Plan at the expense of the Company. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan, including individuals who are employees of the Company or any Subsidiary. Subject to the express provisions of the Plan and based on the recommendations of the Chief Executive Officer, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules, regulations and procedures relating to it, to waive any requirement of the Plan in whole or in part and on a general or case-by-case basis, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons unless otherwise determined by the Board. The Committee shall hold its meetings at such times and places as it considers advisable. Action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be as fully effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations, if any, for the conduct of its business as it considers advisable.

          3.2     Indemnification of Committee Members. Neither any member or former member of the Committee, nor any individual or group to whom authority or responsibility is or has been delegated, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

SECTION 4
STOCK SUBJECT TO THE PLAN

          4.1     Number of Shares of Common Stock. There shall be reserved for issuance to and purchase by Participants under the Plan an aggregate of 75,000 shares of Common Stock, subject to adjustment as provided in Section 4.2.

          4.2     Available Shares. Shares of Common Stock available under the Plan may be shares now or hereafter authorized but unissued, or shares that were once issued and subsequently reacquired by the Company. If any right to purchase reserved shares shall not be exercised by any Eligible Employee for any reason or if such right to purchase shall terminate as provided in this Plan, such shares which have not been so purchased under the Plan shall become available under the Plan unless the Plan shall have been terminated, but such unpurchased shares shall not be deemed to increase the aggregate number of shares specified above to be reserved for the Plan (subject to adjustment as provided in Section 4.3).

          4.3     Adjustments. In the event of a stock dividend, stock split, recapitalization, merger, reorganization, consolidation, combination or exchange of shares of Common Stock during the term of the Plan, the number of shares reserved and authorized to be issued under the Plan shall be adjusted proportionately, and such other adjustment shall be made as may be considered necessary or equitable by the Committee or the Board. In the event of any other change affecting the Common Stock, such adjustments shall be made as may be considered equitable by the Committee or the Board to give proper effect to such change.

SECTION 5
ELIGIBILITY

          Participation in the Plan shall be open only to Eligible Employees. No option rights may be granted under the Plan to any person who is not an Eligible Employee. No Eligible Employee shall be granted option rights under the Plan if such Employee, immediately after receiving the grant of such option rights under the Plan, would own (as determined pursuant to Sections 423(b)(3) and 424(d) of the Code) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

SECTION 6
PARTICIPATION AND WITHDRAWAL

          6.1     Election Form; Changes to Election Form.

     (a)     Participation by any Eligible Employee in the Plan shall be entirely voluntary. Any Eligible Employee may become a Participant by completing and delivering an Election Form to the Company. Such Eligible Employee shall become a Participant as of the first day of the next Investment Date following the delivery of his or her Election Form, provided that the Election Form has been delivered at least fifteen working days prior to the beginning of the first day of that Investment Date. If the Election Form has not been delivered at least fifteen working days prior to the beginning of the first day of that Investment Date, then such Eligible Employee shall become a Participant as of the first day of the second succeeding Investment Date. The Election Form will authorize specified regular payroll deductions (within the limits specified in Section 7.2 below) from the Participant's periodic compensation during the time he or she is a Participant.

     (b)     Payroll deductions shall be made for each Participant in accordance with the Election Form and shall continue until the Participant's participation terminates, the Election Form is modified or the Plan is terminated. A Participant may at any time, but not more than twice during any period of 12 months, increase or decrease his or her payroll deduction (within the limits specified in Section 7.2 below) by delivering a new Election Form to the Company. The Company or the applicable Subsidiary shall deduct the modified amount from the Participant's payroll beginning with the first pay date to occur on or after fifteen working days after the new Election Form is properly delivered.

          6.2     Withdrawal. A Participant may elect at any time to terminate his or her participation in the Plan by written notice delivered to the Company no later than fifteen working days before a pay date, or by such other time as the Committee may from time to time determine. Upon any termination by a Participant: (a) the Participant shall cease to be a Participant; (b) his or her Election Form shall be revoked insofar as subsequent payroll deductions are concerned that occur on or after fifteen days after his or her withdrawal notice is delivered to the Company; (c) the amount in the Participant's Payroll Deduction Account, as well as any unauthorized payroll deductions made after such revocation, shall be promptly refunded to the Participant. Upon the former Participant's written request, the Company shall return to the Participant a certificate for the whole shares of Common Stock credited to the former Participant's Investment Sharebuilder Account at any time after the withdrawal notice becomes effective. An Eligible Employee who has terminated participation in the Plan shall not be eligible for reinstatement as a Participant for a period of six months after such termination.

          Except as provided in Section 9 below, if a Participant ceases to be an Eligible Employee, (a) no further payroll deductions shall be made on his or her behalf (b) the accumulated balance in his or her Payroll Deduction Account shall promptly be returned to the Participant (c) a certificate for the full shares of Common Stock credited to the Participant's Investment Sharebuilder Account shall promptly be forwarded to the Participant, the dollar amount of any remaining fractional shares of Common Stock credited to the former Participant's Investment Sharebuilder Account, determined based on the Fair Market Value of such fractional shares on the later of the date the former Participant's request is delivered to the Company or the date on which the withdrawal notice becomes effective.

SECTION 7
PAYROLL DEDUCTIONS

          7.1     Payroll Deduction Account. The Company and/or any Subsidiary will maintain a Payroll Deduction Account for each Participant. Authorized payroll deductions shall begin with the first pay date to occur on or after the first day of the first Investment Date with respect to which a Participant has elected (in accordance with Section 6.1) to participate in the Plan. Payments made by Participants through payroll deductions shall be credited to each Participant's Payroll Deduction Account. No amounts other than payroll deductions authorized under the Plan may be credited to a Participant's Payroll Deduction Account, unless the Committee otherwise consents in writing. No Participant shall be entitled to any interest on amounts held in his or her Payroll Deduction Account.

          7.2     Limits on Payroll Deductions. The amount of the payroll deduction specified by a Participant in his or her Election Form shall not be less than $5 or more than 10% of the Participant's base compensation for each pay period or such other amount as the Committee may determine in its sole discretion from time to time. Any such limit established by the Committee shall comply with the requirements of Section 423 of the Code. A Participant may only take payroll deductions from his or her base salary and not from a Participant's bonuses, incentive pay or commissions. The Company may, in lieu of payroll deductions, approve equivalent direct payments by a Participating Employee for deposit in his or her Payroll Deduction Account. All funds in Payroll Deduction Accounts may be used by the Company for any corporate purpose.

SECTION 8
PURCHASE AND SALE OF COMMON STOCK

          8.1     Purchase Price. The Purchase Price for each share of Common Stock purchased on a Stock Purchase Date shall be 85% of the Fair Market Value of the Common Stock as of that Stock Purchase Date, or such other price that the Committee may determine in its sole discretion from time to time that is at least 85% of such Fair Market Value.

          8.2     Method of Purchase.

     (a)     Except as otherwise provided herein, each Participant having funds in his or her Payroll Deduction Account on a Stock Purchase Date shall be deemed, without any further action, to have been granted and to have exercised his or her option to purchase the number of whole shares of Common Stock which the funds in his or her Payroll Deduction Account could purchase on the Stock Purchase Date. Options that are not exercised automatically shall expire immediately. No fractional shares shall be issued or purchased under the Plan. Funds not used to purchase whole shares shall remain in the Participant's Payroll Deduction Account for future purchases. If the number of available shares on a Stock Purchase Date is not sufficient to exhaust all Payroll Deduction Accounts, the available shares shall be allocated in proportion to the funds available in each Payroll Deduction Account and the Plan shall thereafter terminate.

     (b)     All whole shares purchased shall be maintained in separate Investment Sharebuilder Accounts for Participants. Unless the Participant otherwise directs, any cash dividends paid with respect to the whole shares in a Participant's Investment Sharebuilder Account shall be, in the discretion of the Committee, either distributed to the Participant or applied to the Participant's Payroll Deduction Account for the purchase of whole shares, and shares so purchased shall be added to the shares held for a Participant in his or her Investment Sharebuilder Account. Any non-cash dividends paid with respect to the whole shares in a Participant's Investment Sharebuilder Account shall be added to the shares held for a Participant in his or her Investment Sharebuilder Account. Participants will be notified not less than annually as to the amount and status of their Payroll Deduction Accounts and Investment Sharebuilder Accounts.

          8.3     Limitation on Value of Common Stock to be Purchased. A Participant shall not have and may not exercise any option that would permit the Participant's rights to purchase Common Stock under the Plan to accrue at a rate that exceeds $25,000 of the fair market value of the Common Stock (determined at the time of the grant of the option) in any one calendar year, and in no event may such option rights accrue at a rate which exceeds that permitted by Section 423(b)(8) of the Code.

          8.4     Title of Accounts. Each Investment Sharebuilder Account may be in the name of the Participant or, if so indicated on the Election Form, in his or her name jointly or as tenants in common with a member of the Participant's family, with right of survivorship. With the Committee's consent, a Participant may be permitted to (a) designate a beneficiary to receive the Common Stock held in the Participant's Investment Sharebuilder Account upon death or (b) transfer the Common Stock held in the Investment Sharebuilder Account to a revocable trust for the benefit of the Participant.

          8.5     Rights as a Shareholder. After a Participant's Payroll Deduction Account has been charged with the amount of the Purchase Price, the Participant shall have all of the rights and privileges of a shareholder of the Company with respect to whole shares purchased under the Plan and held in the Investment Sharebuilder Account, whether or not certificates representing the shares shall have been issued. In addition to the provisions specified in the Plan relating to termination of a Participant's participation in the Plan, a Participant may withdraw the shares in his or her Investment Sharebuilder Account at regular intervals established by the Committee, which shall be at least once per year. A Participant may withdraw shares held in his or her Investment Sharebuilder Account by providing written notice to the Company's Chief Financial Officer or his or her designee. A Participant's written notice must provide the number of shares a Participant intends to withdraw. Upon receiving a Participant's written notice, the Company will deliver the share certificates, titled as indicated in the Election Form, to the Participant within fifteen days.

          8.6     Sale of Shares. The Company will not sell shares held in an Investment Sharebuilder Account on behalf of a Participant. A Participant wishing to sell his or her shares must first withdraw the shares as provided in Section 8.5 above.

SECTION 9
RIGHTS ON DEATH, RETIREMENT OR PERMANENT DISABILITY

          9.1     Death. If a Participant dies during an Investment Date, no further contributions on behalf of the deceased Participant shall be made. The executor or administrator of the deceased Participant's estate may elect to withdraw the balance in the Participant's Payroll Deduction Account by notifying the Company in writing at least fifteen working days before the Stock Purchase Date in respect of such Investment Date. If no election to withdraw has been made, the balance accumulated in the deceased Participant's Payroll Deduction Account shall be used to purchase shares of Common Stock on the next Stock Purchase Date in accordance with Section 8 of the Plan. The Company shall deliver a written statement of the number of whole shares that such deceased Participant purchased under the Plan to his or her executor or administrator upon request. The Company shall deliver any amounts remaining in the deceased Participant's Payroll Deduction Account after the last applicable Stock Purchase Date to his or her executor or administrator or such other person designated on the Election Form.

          9.2     Retirement or Permanent Disability. If, during an Investment Date, a Participant (a) Retires or (b) incurs a Permanent Disability, no further contributions on behalf of the Retired or Disabled

Participant shall be made. A Retired or Disabled Participant may elect to withdraw the balance in his or her Payroll Deduction Account by notifying the Company in writing at least fifteen working days before the Stock Purchase Date in respect of such Investment Date. If no election to withdraw has been made, the balance accumulated in the Retired or Disabled Participant's Payroll Deduction Account shall be used to purchase shares of Common Stock on the next Stock Purchase Date in accordance with Section 8 of the Plan. The Company shall deliver a written statement of the number of whole shares that such Retired or Disabled Participant purchased under the Plan to such Retired or Disabled Participant's upon request. The Company shall deliver any amounts remaining in the Retired or Disabled Participant's Payroll Deduction Account after the last applicable Stock Purchase Date to such Retired or Disabled Participant.

          If a Retired or Disabled Participant dies during the Investment Date of such Participant's Retirement or Permanent Disability and such Participant did not notify the Company of his or her desire to withdraw the balance in his or her Payroll Deduction Account, the executor or administrator of such Participant's estate or other legal title holder shall have all the rights provided pursuant to Section 9.1.

SECTION 10
GENERAL PROVISIONS

          10.1     Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during his or her lifetime only by the Participant. Any attempted assignment, transfer or alienation not in compliance with the terms of the Plan shall be null and void for all purposes and respects.

          10.2     Amendment or Suspension of the Plan. The Committee or the Board may at any time, and from time to time, amend the Plan in any respect or suspend the operation of the Plan, provided, however, the Plan may not, without appropriate approval of the Company's shareholders, be amended in any way that will cause the Plan to fail to meet the requirements of Section 423 of the Code. Any amendments to the Plan required under the Code to be approved by the Company's shareholders shall not become effective unless and until such shareholder approval is obtained in accordance with the requirements of the Code.

          10.3     Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate at the earliest of: (a) when all shares of Common Stock reserved under the Plan have been purchased; (b) at any time, at the discretion of the Committee or the Board or (c) on March 31, 2008. Notice of termination shall be given to all Participants, but any failure to give notice shall not impair the termination. Upon termination of the Plan, all amounts in Payroll Deduction Accounts of Participants and all Common Stock held in Investment Sharebuilder Accounts of Participants shall promptly be returned to such Participants.

          10.4     Governing Law; Compliance with Law. The Plan shall be construed in accordance the laws of the state of Michigan. The Company's obligation to sell and deliver shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Company may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with a Participant's participation in the Plan.

          10.5     Not an Employment Contract. The Plan shall not be deemed to constitute a contract of employment between the Company or any Subsidiary and any Eligible Employee or Participant or to be consideration or inducement for the employment of any Eligible Employee or Participant. The Plan shall not be deemed to give any Participant or Eligible Employee the right to be retained as an Employee or in any other service of the Company or any Subsidiary, or to interfere with the right of the Company or any Subsidiary to discharge any Participant or Eligible Employee at any time regardless of the effect that such discharge shall have upon such person as a participant in the Plan.

          10.6     Investment Intent. The Committee may require a Participant to confirm that he or she is purchasing with investment intent and not with a view to resale or other distribution.

          10.7     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

APPENDIX B

MANATRON, INC.

STOCK OPTION AND RESTRICTED STOCK PLAN OF 2003

SECTION 1
Establishment of Plan; Purpose of Plan

          1.1     Establishment of Plan. The Company hereby establishes the STOCK OPTION AND RESTRICTED STOCK PLAN OF 2003 (the "Plan") for its directors, corporate, divisional and Subsidiary officers and other key employees. The Plan permits the grant and award of Stock Options, Restricted Stock and Stock Awards.

          1.2     Purpose of Plan. The purpose of the Plan is to provide directors, officers and key management employees of the Company, its divisions and its Subsidiaries with an increased incentive to contribute to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of directors, officers and key employees with the interests of the Company's shareholders through the opportunity for increased stock ownership and to attract and retain directors, officers and key employees. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives. Within that context, it is intended that most awards of Stock Options under the Plan are to provide performance-based compensation under Section 162(m) of the Code and the Plan shall be interpreted, administered and amended if necessary to achieve that purpose.

SECTION 2
Definitions

          The following words have the following meanings unless a different meaning plainly is required by the context:

          2.1     "Act" means the Securities Exchange Act of 1934, as amended.

          2.2     "Board" means the Board of Directors of the Company.

          2.3     "Change in Control," unless otherwise defined in an Incentive Award, means (a) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (b) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 20% or more of the outstanding Common Stock or the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors; (c) the approval by the shareholders of the Company of a reorganization, merger or consolidation, unless with or into a Permitted Successor; or (d) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company other than to a Permitted Successor.

          2.4     "Code" means the Internal Revenue Code of 1986, as amended.

          2.5     "Committee" means the Stock Option Committee of the Board. The Committee shall consist of at least 2 members of the Board and all of its members shall be "non-employee directors" as defined in Rule 16b-3 issued under the Act and "outside directors" as defined in the regulations issued under Section 162(m) of the Code.

          2.6     "Common Stock" means the Common Stock, no par value, of the Company.

          2.7     "Company" means Manatron, Inc., a Michigan corporation, and its successors and assigns.

          2.8     "Continuing Directors" mean the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Company's shareholders was approved by a vote of three-quarters (3/4) of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation subject to Rule 14a-12(c) of Regulation 14A issued under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

          2.9     "Employee Benefit Plan" means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.

          2.10     "Excluded Holder" means (a) any Person who at the time this Plan was adopted was the beneficial owner of 20% or more of the outstanding Common Stock; or (b) the Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an Employee Benefit Plan.

          2.11     "Incentive Award" means the award or grant of a Stock Option, Restricted Stock or Stock Award to a Participant pursuant to the Plan.

          2.12     "Market Value" shall equal the average of the highest and lowest sale prices of shares of Common Stock reported on Nasdaq (or such other quotation system or stock exchange on which the Company's Common Stock may be traded on the date in question) on the date of grant, exercise or vesting, as applicable, or if Nasdaq (or any such successor) is closed on that date, the last preceding date on which Nasdaq (or any such successor) was open for trading and on which shares of Common Stock were traded. If the Company's Common Stock is not listed on Nasdaq or another quotation system or stock exchange on the date in question, the Market Value shall be determined by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

          2.13     "Mature Shares" means shares of Common Stock that a Participant has owned for at least six months.

          2.14     "Participant" means a director, corporate officer, divisional officer or any key employee of the Company, its divisions or its Subsidiaries who is granted an Incentive Award under the Plan.

          2.15     "Permitted Successor" means a company that, immediately following the consummation of a transaction specified in clauses (c) and (d) of the definition of "Change in Control" above, satisfies each of the following criteria: (a) 50% or more of the outstanding common stock of the company and the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Company's outstanding Common Stock and outstanding securities entitled to vote generally in the election of directors (respectively) immediately prior to the applicable transaction; (b) no Person other than an Excluded Holder beneficially owns, directly or indirectly, 20% or more of the outstanding common stock of the company or the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the company, any subsidiary of the company and any employee benefit plan of the company or any such subsidiary or any trust holding common stock or other securities of the company pursuant to the terms of any such employee benefit plan); and (c) at least a majority of the board of directors of the company is comprised of Continuing Directors.

          2.16     "Person" has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

          2.17     "Restricted Period" means the period of time during which Restricted Stock awarded under the Plan is subject to restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

          2.18     "Restricted Stock" means Common Stock awarded to a Participant pursuant to Section 6 of the Plan.

          2.19     "Retirement" means the voluntary termination of all employment by a Participant or the voluntary termination of a Participant as a director of the Company (as applicable) after the Participant has attained 55 years of age, or such other age as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

          2.20     "Stock Award" means an award of Common Stock awarded to a Participant pursuant to Section 7 of the Plan.

          2.21     "Stock Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

          2.22     "Subsidiary" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

SECTION 3
Administration

          3.1     Power and Authority. The Committee shall administer the Plan. The Committee may delegate record keeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be officers or employees of the Company or its Subsidiaries. Except as limited in this Plan or as may be necessary to ensure that this Plan provides performance-based compensation under Section 162(m) of the Code, the Committee shall have all of the express and implied powers and duties set forth in the Bylaws of the Company and this Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan and to make all other determinations considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it considers advisable. Action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it considers advisable.

          3.2     Grants or Awards to Participants. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the

Committee may consider necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the following: (a) the persons who shall be selected as Participants; (b) the nature and, subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.

          3.3     Amendments or Modifications of Awards. The Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect, including, without limitation, the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award; (b) extend the term of an Incentive Award; (c) accelerate the exercisability or vesting or otherwise terminate, waive or modify any restrictions relating to an Incentive Award; (d) accept the surrender of any outstanding Incentive Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, that Incentive Awards issued under the Plan may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of then outstanding Incentive Awards to the same Participants.

          3.4     Indemnification of Committee Members. Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

SECTION 4
Shares Subject to the Plan

          4.1     Number of Shares. Subject to adjustment as provided in Section 4.3 of the Plan, the total number of shares of Common Stock available for Incentive Awards under the Plan shall be 200,000 shares of Common Stock; plus shares subject to Incentive Awards that are canceled, surrendered, modified, exchanged for substitute Incentive Awards or expire or terminate prior to the exercise or vesting of the Incentive Award in full and shares that are surrendered to the Company in connection with the exercise or vesting of an Incentive Award, whether previously owned or otherwise subject to such Incentive Award; provided, that not more than 50% of the shares authorized for issuance under the Plan pursuant to this Section 4.1 may be issued as Restricted Stock or Stock Awards, combined. Such shares shall be authorized and may be either unissued shares, shares issued and reacquired by the Company or shares bought on the open market.

          4.2     Limitation Upon Incentive Awards. No Participant shall be granted, during any calendar year, Incentive Awards with respect to more than 75,000 shares of Common Stock, subject to adjustment as provided in Section 4.3 of the Plan. The purpose of this Section 4.2 is to ensure that the Plan may provide performance-based compensation under Section 162(m) of the Code and this Section 4.2 shall be interpreted, administered and amended if necessary to achieve that purpose.

          4.3     Adjustments.

     (a)     Stock Dividends and Distributions. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization or other general distribution of Common Stock or other securities to holders of Common Stock, the number and kind of securities subject to Incentive Awards and reserved for issuance under the Plan, together with applicable exercise prices, as well as the number of shares available for issuance under the Plan and the limitation provided in Section 4.2, shall be adjusted appropriately. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from such adjustments shall be eliminated from the respective Incentive Awards.

     (b)     Other Actions Affecting Common Stock. If there occurs, other than as described in the preceding subsection, any merger, business combination, recapitalization, reclassification, subdivision or combination approved by the Board that would result in the Persons who were shareholders of the Company immediately prior to the effective time of any such transaction owning or holding, in lieu of or in addition to shares of Common Stock, other securities, money and/or property (or the right to receive other securities, money and/or property) immediately after the effective time of such transaction, then the outstanding Incentive Awards (including exercise prices) and reserves for Incentive Awards under this Plan shall be adjusted in such manner and at such time as shall be equitable under the circumstances. It is intended that in the event of any such transaction, Incentive Awards under this Plan shall entitle the holder of each Incentive Award to receive (upon exercise in the case of Stock Options), in lieu of or in addition to shares of Common Stock, any other securities, money and/or property receivable upon consummation of any such transaction by holders of Common Stock with respect to each share of Common Stock outstanding immediately prior to the effective time of such transaction; upon any such adjustment, holders of Incentive Awards under this Plan shall have only the right to receive in lieu of or in addition to shares of Common Stock such other securities, money and/or other property as provided by the adjustment. If the agreement, resolution or other document approved by the Board to effect any such transaction provides for the adjustment of Incentive Awards under the Plan in connection with such transaction, then the adjustment provisions contained in such agreement, resolution or other document shall be final and conclusive.

SECTION 5
Stock Options

          5.1     Grant. A Participant may be granted one or more Stock Options under the Plan. The Committee, in its discretion, may provide in the initial grant of a Stock Option or other Incentive Award for the subsequent automatic grant of additional Stock Options for the number of Mature Shares, if any, that are surrendered to the Company in connection with the exercise or vesting of the initial or any subsequently granted Stock Option or other Incentive Award. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. Subject to the limitation imposed by Section 4.2 of the Plan, the Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code; provided, that the number of shares of Common Stock that may be designated as subject to incentive stock options for any given Participant shall be limited to that number of shares that become exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Subsidiaries) and have an aggregate Market Value less than or equal to $100,000 (or such other amount as may be set forth in the Code) and all shares subject to an Incentive Award that have a Market Value in excess of such aggregate amount shall automatically be subject to Stock Options that are not incentive stock options. Stock Options granted to directors who are not employees of the Company or its Subsidiaries shall not be treated as incentive stock options under Section 422(b) of the Code.

          5.2     Stock Option Agreements. Stock Options shall be evidenced by stock option agreements and/or certificates of award containing the terms and conditions applicable to such Stock Options. To the extent not covered by the stock option agreement, the terms and conditions of this Section 5 shall govern.

          5.3     Stock Option Price. The per share Stock Option price shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Market Value of the Company's Common Stock on the date of grant.

          5.4     Medium and Time of Payment. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents or provides in the applicable stock option agreement or grant, in Mature Shares or other consideration substantially equivalent to cash. The time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option. Except as limited by the Sarbanes-Oxley Act or other laws, rules or regulations, the Committee may from time to time authorize payment of all or a portion of the Stock Option price in the form of a promissory note or other deferred payment installments according to such terms as the Committee may approve; provided, however, that such promissory note or other deferred payment installments shall be with full recourse and shall bear a market rate of interest. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided. The Committee may implement a program for the broker-assisted cashless exercise of Stock Options.

          5.5     Stock Options Granted to 10% Shareholders. No Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value of the Common Stock on the date of grant and the exercise of the Stock Option after the expiration of 5 years from the date of grant of the Stock Option is prohibited by its terms.

          5.6     Limits on Exercisability. Except as set forth in Section 5.5, Stock Options shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee. At the time of exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant's service with the Company and its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

          5.7     Restrictions on Transferability.

     (a)     General. Unless the Committee otherwise consents or permits (before or after the option grant) or unless the stock option agreement or grant provides otherwise, Stock Options granted under the Plan may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution, and, as a condition to any transfer permitted by the Committee or the terms of the stock option agreement or grant, the transferee must execute a written agreement permitting the Company to withhold from the shares subject to the Stock Option a number of shares having a Market Value at least equal to the amount of any federal, state or local withholding or other taxes associated with or resulting from the exercise of a Stock Option. All provisions of a Stock Option that are determined with reference to the Participant, including without limitation those that refer to the Participant's employment with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Option.

     (b)     Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

          5.8     Termination of Employment, Directorship or Officer Status.Unless the Committee otherwise consents or permits (before or after the option grant) or unless the stock option agreement or grant provides otherwise:

     (a)     General. If a Participant ceases to be a director of the Company or ceases to be employed by or an officer of the Company or one of its Subsidiaries for any reason other than the Participant's death, disability, Retirement or termination for cause, the Participant may exercise his or her Stock Options in accordance with their terms for a period of 3 months after such termination of employment, directorship or officer status, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination. For purposes of the Plan, the following shall not be considered a termination of employment, or, where applicable, directorship or officer status: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided that the employee's right to re-employment is guaranteed by statute, contract or written policy of the Company; (iv) a termination of employment with continued service as an officer or director; or (v) a termination of a directorship with continued service as an employee or officer. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

     (b)     Death. If a Participant dies either while a director of the Company or an employee or officer of the Company or one of its Subsidiaries or after the termination of employment or directorship other than for cause but during the time when the Participant could have exercised a Stock Option, the Stock Options issued to such Participant shall be exercisable in accordance with their terms by the personal representative of such Participant or other successor to the interest of the Participant for one year after the Participant's death, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of death or termination of employment or directorship, whichever first occurred, and not beyond the original terms of the Stock Options.

     (c)     Disability. If a Participant ceases to be a director of the Company or ceases to be an employee or officer of the Company or one of its Subsidiaries due to the Participant's disability, the Participant may exercise his or her Stock Options in accordance with their terms for one year following such termination of employment or directorship, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of such event and not beyond the original terms of the Stock Options.

     (d)     Participant Retirement. If a Participant Retires as a director of the Company or an employee or officer of the Company or one of its Subsidiaries, Stock Options granted under the Plan may be exercised in accordance with their terms during the remaining terms of the Stock Options.

     (e)     Termination for Cause. If a Participant is terminated for cause, the Participant shall have no further right to exercise any Stock Options previously granted. For purposes of the Plan, the Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.

SECTION 6
Restricted Stock

          6.1     Grant. Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, a Participant may be granted Restricted Stock under the Plan. Restricted Stock shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, consistent with the provisions of the Plan, to the vesting of Restricted Stock as it considers appropriate. The Committee may also require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to shares of Restricted Stock so retained have been satisfied or lapsed.

          6.2     Restricted Stock Agreements. Awards of Restricted Stock shall be evidenced by restricted stock agreements or certificates of award containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Unless a restricted stock agreement or certificate provides otherwise, Restricted Stock awards shall be subject to the terms and conditions set forth in this Section 6.

          6.3     Termination of Employment, Directorship or Officer Status. Unless the Committee otherwise consents or permits (before or after the grant of Restricted Stock) or unless the restricted stock agreement or grant provides otherwise:

     (a)     General. In the event of termination of employment, directorship or officer status during the Restricted Period for any reason other than death, disability, Retirement or termination for cause, any shares of Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company. For purposes of the Plan, the following shall not be considered a termination of employment, or, where applicable, directorship or officer status: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days duly authorized in writing by the Company, provided that the employee's right to re-employment is guaranteed by statute, contract or written policy of the Company; (iv) a termination of employment with continued service as an officer or director; or (v) a termination of a directorship with continued service as an employee or officer. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

     (b)     Death, Retirement or Disability. In the event a Participant terminates his or her employment or directorship with the Company because of death, disability or Retirement during the Restricted Period, the restrictions applicable to the shares of Restricted Stock shall terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the total number of shares of Restricted Stock granted to such Participant multiplied by the number of full months that have elapsed since the date of grant divided by the total number of full months in the Restricted Period. All remaining shares shall be forfeited and returned to the Company; provided, that the Committee may, in its sole discretion, waive the restrictions remaining on any or all such remaining shares of Restricted Stock either before or after the death, disability or Retirement of the Participant.

     (c)     Termination for Cause. If a Participant's employment or directorship is terminated for cause, the Participant shall have no further right to exercise or receive any Restricted Stock and all Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company. For purposes of the Plan, the Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.

          6.4     Restrictions on Transferability.

     (a)     General. Unless the Committee otherwise consents or permits or unless the terms of the restricted stock agreement or grant provide otherwise: (i) shares of Restricted Stock shall not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) all rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant, his or her guardian or legal representative.

     (b)     Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to an award of Restricted Stock under the Plan as the Committee considers advisable, including, without limitation, restrictions under applicable federal or state securities laws.

          6.5     Legending of Restricted Stock. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

The shares represented by this certificate were issued subject to certain restrictions under the Manatron, Inc. Stock Option and Restricted Stock Plan of 2003 (the "Plan"). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.

          6.6     Rights as a Shareholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to Restricted Stock held of record by such Participant as if the Participant held unrestricted Common Stock; provided, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to Sections 6.1, 6.3 and 6.4 of the Plan. Unless the Committee otherwise determines or unless the terms of the restricted stock agreement or grant provide otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock shall be subject to the same restrictions as the shares to which such dividends or distributions relate.

SECTION 7
Stock Awards

          7.1     Grant. Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, a Participant may be granted one or more Stock Awards under the Plan. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

          7.2     Rights as a Shareholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Stock Award under this Section 7 upon the Participant becoming the holder of record of the Common Stock granted pursuant to such Stock Award; provided, that the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to a Stock Award as it considers appropriate.

SECTION 8
Change in Control

          8.1     Acceleration of Vesting. If a Change in Control of the Company shall occur, then, unless the Committee or the Board otherwise determines with respect to one or more Incentive Awards, without action by the Committee or the Board: (a) all outstanding Stock Options shall become immediately exercisable in full and shall remain exercisable during the remaining terms thereof, regardless of whether the Participants to whom such Stock Options have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all other outstanding Incentive Awards shall become immediately fully vested and exercisable and nonforfeitable.

          8.2     Cash Payment for Stock Options. If a Change in Control of the Company shall occur, then the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options shall receive, with respect to some or all of the shares of Common Stock subject to such Stock Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the greater of the excess of (a) the highest sales price of the shares on Nasdaq on the date immediately prior to the effective date of such Change in Control of the Company or (b) the highest price per share actually paid in connection with any Change in Control of the Company over the exercise price per share of such Stock Options.

SECTION 9
General Provisions

          9.1     No Rights to Awards. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant or the same Participant.

          9.2     Withholding. The Company or a Subsidiary shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied (but only to the extent required to satisfy the minimum amount required to be withheld by law or regulation) by withholding Common Stock to be received upon exercise or vesting of an Incentive Award or by delivery to the Company of previously owned Common Stock.

          9.3     Compliance With Laws; Listing and Registration of Shares. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          9.4     No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

          9.5     No Right to Employment. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ or directorship of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment and a directorship may be terminated consistent with the Company's Restated Articles of Incorporation and Bylaws, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

          9.6     Suspension of Rights under Incentive Awards. The Company, by written notice to a Participant, may suspend a Participant's and any transferee's rights under any Incentive Award for a period not to exceed 30 days while the termination for cause of that Participant's employment or directorship with the Company and its Subsidiaries is under consideration.

          9.7     Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

          9.8     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, unless such construction would cause the Plan to fail in its essential purposes.

SECTION 10
Termination and Amendment

          The Board may terminate the Plan at any time or may from time to time amend the Plan as it considers proper and in the best interests of the Company, provided that no such amendment may impair any outstanding Incentive Award without the consent of the Participant, except according to the terms of the Plan or the Incentive Award. No termination, amendment or modification of the Plan shall become effective with respect to any Incentive Award previously granted under the Plan without the prior written consent of the Participant holding such Incentive Award unless such amendment or modification operates solely to the benefit of the Participant.

SECTION 11
Effective Date and Duration of the Plan

          This Plan shall take effect December 12, 2002, subject to approval by the shareholders at the 2003 Annual Meeting of Shareholders or any adjournment thereof or at a Special Meeting of Shareholders. Unless earlier terminated by the Board of Directors, no Incentive Award shall be granted under the Plan after December 11, 2012.

APPENDIX C

MANATRON, INC.

AUDIT COMMITTEE CHARTER

ROLE

The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company, and such other duties as directed by the Board. The Audit Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders, and on the Company's processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the Public Accounting Firm engaged to prepare or issue an audit report on the financial statements of the Company.

MEMBERSHIP

The membership of the Audit Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member who is qualified as a "financial expert" as defined by applicable rules and regulations. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations shall be followed in evaluating a member's independence. The chairperson shall be appointed by the full Board.

COMMUNICATIONS/REPORTING

The Public Accounting Firm shall report directly to the Audit Committee. The Audit Committee is expected to maintain free and open communication with the public accounting firm and the Company's management. This communication shall include private executive sessions, at least annually, with each of these parties. The Audit Committee chairperson shall report on Audit Committee activities to the full Board.

EDUCATION

The Company is responsible for providing the Audit Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Audit Committee. The Company shall assist the Audit Committee in maintaining appropriate financial literacy.

AUTHORITY

In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES

The Audit Committee's specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Checklist. The responsibilities checklist will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of the Audit Committee responsibilities, the most recently updated responsibilities checklist will be considered to be an addendum to this charter.

The Audit Committee relies on the expertise and knowledge of management and the Public Accounting Firm in carrying out its oversight responsibilities. Management of the Company is responsible for determining that the Company's financial statements are complete, accurate, and in accordance with generally accepted accounting principles. The Public Accounting Firm is responsible for auditing the Company's financial statements. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the financial statements are complete, accurate and in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the company's internal policies, procedures, and controls.

MANATRON, INC. AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST

WHEN PERFORMED Audit Committee Meetings
Winter	Spring	Summer	Fall	A/N*
1.	Meet quarterly prior to the earnings release and more frequently if circumstances require. Ask members of management or others to attend the meeting and provide pertinent information as necessary.	X	X	X	X
2.	The agenda for Committee meetings will be prepared in consultation with the Audit Committee person (with input from the other Audit Committee members), the CFO, CEO and the independent auditors.	X	X	X	X
3.	Appoint, approve the compensation of and provide oversight of the independent auditors.	X	X	X	X
4.	Confirm the independence of the independent auditors annually and review the firm's non-audit services and related fees quarterly.	X	X	X	X
5.

In connection with each periodic report of the Company, review:
A.  Management's disclosure to the Audit Committee
      under Section 302 of the Sarbanes-Oxley Act.
B.  The contents of the CFO and CEO certifications to be
      filed under Sections 302 and 906 of the Act.

		X	X	X	X
6.	Review the periodic reports of the Company with the CFO, CEO and the independent auditors prior to filing of the reports with the SEC.	X	X	X	X
7.	Provide a report in the annual proxy statement that includes the Audit Committee's review and discussion of matters with management and the independent auditors.			X
8.

Consider and review with the independent auditors:

A.  The adequacy of the Company's internal controls
      including computerized information system controls
      and security.
B.  Any related significant findings and recommendations
      of the independent auditors with management's
      responses thereto.

X
9.

Review with the CFO, CEO and the independent auditors following the completion of the annual audit:

A.  The Company's annual financial statements and
      related footnotes.
B.  The independent auditors audit of the financial
      statements and its report thereon.
C.  Any significant changes required in the independent
      auditors scope or audit plan.
D.  Any serious difficulties or disputes with management
      encountered during the course of the audit, including
      any restrictions on the scope of their work or access to
      required information.
E.  Other matters related to the conduct of the audit, which are to be communicated to the Audit Committee under
      generally accepted auditing standards.

X

MANATRON, INC. AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST

WHEN PERFORMED Audit Committee Meetings
Winter	Spring	Summer	Fall	A/N*
10.	Review with the CFO, CEO and the independent the Company's critical accounting policies annually.	X		X
11.	Review and update the Audit Committee Responsibilities Checklist annually.		X
12.

Verify that the Audit Committee consists of a minimum of three members who are financially literate, including at least one member who is qualified as a "financial expert" as defined by applicable rules and regulations.

		X		X
13.	Review with the independent auditors, CFO and CEO the audit scope and plan.		X
14.

Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers or directors, or transactions that are not a normal part of the Company's business.

X
15.

Provide an open avenue of communication between the independent auditors the CFO, CEO and the Board of Directors. Report Audit Committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

X
16.	Include a copy of the Audit Committee charter as an appendix to the proxy statement at least once every three years.			X
17.	Review the independence of each Audit Committee member based on NASD and other applicable rules.			X
18.	Inquire of the CFO, CEO and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.			X
19.	Review with the CFO, CEO and the independent auditors any significant changes or new developments in GAAP or other applicable policies or standards.			X
20.

Review periodic filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements before it is filed with the SEC or other regulators.

X
21.	Review the Code of Ethics for the CFO and CEO and consult with legal counsel as the Audit Committee may deem appropriate.			X
22.	Review legal and regulatory matters that may have a material impact on the financial statements.			X
23.	Meet with the independent auditors in executive sessions to discuss any matters that the Audit Committee or the independent auditors believe should be discussed privately with the Audit Committee.			X

MANATRON, INC. AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST

WHEN PERFORMED Audit Committee Meetings
Winter	Spring	Summer	Fall	A/N*
24.	Meet with the CFO and CEO in executive sessions to discuss any matters that the Audit Committee or Finance management believe should be discussed privately with the Audit Committee.	X
25.

Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibility. Retain independent counsel, accountants, or others to assist it in the conduct of any investigation, as the Audit Committee may deem necessary.

X
26.	Establish procedures for confidential and anonymous complaints regarding accounting, internal controls, and audit matters (i.e. whistle blower protection).	X
27.	Perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.	X

* As Needed

☒
PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY MANATRON, INC.
			For	With- hold	For All Except
This Proxy is Solicited on Behalf of the Board of Directors		1. ELECTION OF DIRECTORS:	☐	☐	☐

The undersigned shareholder hereby appoints Randall L. Peat
and Paul R. Sylvester, and each of them, each with full power of substitution, proxies to represent the shareholder listed in this Proxy and to vote all shares of Common Stock of Manatron, Inc. that the shareholder would be entitled to vote on all matters which come before the Annual Meeting of Shareholders to be held at the
Radison Plaza Hotel, in Kalamazoo, Michigan, on Thursday,
October 9, 2003, at 10:00 a.m., and any adjournment of that meeting.

Nominees: Richard J. Holloman, Harry C. Vorys and W. Scott Baker to serve terms expiring in 2006.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

			For	Against	Abstain
		2. APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN OF 2003:	☐	☐	☐

		3. APPROVAL OF STOCK OPTION AND RESTRICTED STOCK PLAN OF 2003:	☐	☐	☐

This Proxy is Solicited on Behalf of the Board of Directors.

Your Board of Directors Recommends That You Vote FOR ALL NOMINEES, FOR APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN OF 2003 AND FOR APPROVAL OF THE STOCK OPTION AND RESTRICTED STOCK PLAN OF 2003.

Please be sure to sign and date this Proxy in the box below.	Date

     If this Proxy is properly executed, the shares represented by this Proxy will be voted as specified. If no specification is made, the shares represented by this Proxy will be voted for approval of all of the proposals contained in this Proxy Statement. The shares represented by this Proxy will be voted in the discretion of the proxies on any other matters that may come before the meeting.

----Shareholder sign above---Co-holder (if any) sign above-----

     IMPORTANT--Please sign exactly as your name(s) appears on this Proxy. When signing on behalf of a corporation, partnership, estate, or trust, indicate title or capacity of person signing. If shares are held jointly, each holder should sign.

+ Detach above card, sign, date and mail in postage paid envelope provided. +
MANATRON, INC.
510 East Milham Avenue, Portage, Michigan 49002

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.